   EXHIBIT 4.5
                                                     Exhibit 4.5

                   BIO-RAD LABORATORIES, INC.
                           (as Issuer)

             11-5/8% Senior Subordinated Notes due 2007
                          _____________
                            INDENTURE
                  Dated as of February 17, 2000
                          _____________
                  Norwest Bank Minnesota, N.A.
                          (as Trustee)

                       TABLE OF CONTENTS
                                                                     Page

ARTICLE IDEFINITIONS AND INCORPORATION BY REFERENCE                    1
     Section 1.1                                      Definitions      1
     Section 1.2                                Other Definitions     21
     Section 1.3Incorporation by Reference of Trust Indenture Act     22
     Section 1.4                            Rules of Construction     23

ARTICLE IITHE NOTES                                                   23
     Section 2.1                                  Form and Dating     23
     Section 2.2                     Execution and Authentication     24
     Section 2.3           Registrar, Paying Agent and Depositary     24
     Section 2.4              Paying Agent to Hold Money in Trust     25
     Section 2.5                                     Holder Lists     25
     Section 2.6                            Transfer and Exchange     25
     Section 2.7                                Replacement Notes     37
     Section 2.8                                Outstanding Notes     37
     Section 2.9                                   Treasury Notes     38
     Section 2.10                                 Temporary Notes     38
     Section 2.11                                    Cancellation     38
     Section 2.12                              Defaulted Interest     38
     Section 2.13                                   CUSIP Numbers     39

ARTICLE IIIREDEMPTION                                          39
     Section 3.1                               Notices to Trustee     39
     Section 3.2                Selection of Notes to be Redeemed     39
     Section 3.3                             Notice of Redemption     40
     Section 3.4                   Effect of Notice of Redemption     40
     Section 3.5                      Deposit of Redemption Price     40
     Section 3.6                           Notes Redeemed in Part     41
     Section 3.7                              Optional Redemption     41

ARTICLE IVCOVENANTS                                            42
     Section 4.1                                 Payment of Notes     42
     Section 4.2                  Maintenance of Office or Agency     42
     Section 4.3               SEC Reports and Reports to Holders     43
     Section 4.4                           Compliance Certificate     43
     Section 4.5                                            Taxes     44
     Section 4.6                   Stay, Extension and Usury Laws     44
     Section 4.7Limitation on Incurrence of Additional Indebtedness and
               Disqualified Capital Stock                             44
     Section 4.8                              Limitation on Liens     47
     Section 4.9               Limitations on Restricted Payments     47
     Section 4.10Limitation on Dividends and Other Payment Restrictions
               Affecting Subsidiaries                                 49
     Section 4.11      Limitation on Transactions with Affiliates     50
     Section 4.12Limitation on Sale of Assets and Subsidiary Stock    50
     Section 4.13Repurchase of Notes at the Option of the Holder upon
                  a Change of Control                                 53
     Section 4.14             Limitation on Layering Indebtedness     55
     Section 4.15                Consolidation of Genetic Systems     55
     Section 4.16      Limitation on Status as Investment Company     55
     Section 4.17                             Corporate Existence     55

ARTICLE VSUCCESSORS                                                   56
     Section 5.1         Merger, Consolidation or Sale of Assets.     56
     Section 5.2                Successor Corporation Substituted     56

ARTICLE VIDEFAULTS AND REMEDIES                                       57
     Section 6.1                               Events of Default.     57
     Section 6.2                                     Acceleration     58
     Section 6.3                                   Other Remedies     59
     Section 6.4                          Waiver of Past Defaults     59
     Section 6.5                              Control by Majority     60
     Section 6.6                              Limitation on Suits     60
     Section 6.7    Rights of Holders of Notes to Receive Payment     60
     Section 6.8                       Collection Suit by Trustee     60
     Section 6.9                 Trustee May File Proofs of Claim     61
     Section 6.10                                      Priorities     61
     Section 6.11                          Undertaking for Costs.     62

ARTICLE VIITRUSTEE                                                    62
     Section 7.1                               Duties of Trustee.     62
     Section 7.2                               Rights of Trustee.     63
     Section 7.3                    Individual Rights of Trustee.     64
     Section 7.4                            Trustee's Disclaimer.     64
     Section 7.5                     Notice of Defaults Agreement     64
     Section 7.6       Reports by Trustee to Holders of the Notes     64
     Section 7.7                       Compensation and Indemnity     64
     Section 7.8                           Replacement of Trustee     65
     Section 7.9                Successor Trustee by Merger, etc.     66
     Section 7.10                   Eligibility; Disqualification     66
     Section 7.11Preferential Collection of Claims against Company    67

ARTICLE VIIILEGAL DEFEASANCE AND COVENANT DEFEASANCE                  67
     Section 8.1Option to Effect Legal Defeasance or Covenant
               Defeasance.                                            67
     Section 8.2                  Legal Defeasance and Discharge.     67
     Section 8.3                              Covenant Defeasance     67
     Section 8.4       Conditions to Legal or Covenant Defeasance     68
     Section 8.5Deposited Money and Government Securities to be Held
                in Trust;Other Miscellaneous Provisions.              69
     Section 8.6                             Repayment to Company     69
     Section 8.7                                    Reinstatement     70
     Section 8.8                       Satisfaction and Discharge     70

ARTICLE IXAMENDMENT, SUPPLEMENT AND WAIVER                            71
     Section 9.1             Without Consent of Holders of Notes.     71
     Section 9.2                 With Consent of Holders of Notes     71
     Section 9.3              Compliance with Trust Indenture Act     73
     Section 9.4                Revocation and Effect of Consents     73
     Section 9.5                 Notation on or Exchange of Notes     73
     Section 9.6                 Trustee to Sign Amendments, etc.     73

ARTICLE XGUARANTEES                                                   74
     Section 10.1                                      Guarantees     74

     Section 10.2            Execution and Delivery of Guarantees     75
     Section 10.3Guarantors May Consolidate, etc., on Certain Terms   75
     Section 10.4                               Future Guarantors     76
     Section 10.5                           Release of Guarantors     76
     Section 10.6Limitation of Guarantor's Liability;
                Certain Bankruptcy Events.                            77
     Section 10.7Application of Certain Terms and Provisions to the
                Guarantors                                            77
     Section 10.8                     Subordination of Guarantees     78

ARTICLE XISUBORDINATION                                               78
     Section 11.1                Notes Subordinate to Senior Debt     78
     Section 11.2    No Payment on Notes in Certain Circumstances     79
     Section 11.3Notes Subordinate to Prior Payment of All Senior
                 Debt on Dissolution, Liquidation or Reorganization   80
     Section 11.4Holders to be Subrogated to Rights of Holders of
                Senior Debt                                           80
     Section 11.5Obligations of the Company and the Guarantors
                Unconditional.                                        80
     Section 11.6Trustee Entitled to Assume Payments Not Prohibited
                in Absence of Notice                                  81
     Section 11.7Application by Trustee of Assets Deposited with It   81
     Section 11.8Subordination Rights Not Impaired by Acts or
                 Omissions of the Company, the Guarantors or
                  Holders of Senior Debt.                             82
     Section 11.9Holders Authorize Trustee To Effectuate
               Subordination of Notes                                 82
     Section 11.10          Rights of Trustee to Hold Senior Debt     83
     Section 11.11    Article XI Not to Prevent Events of Default     83
     Section 11.12No Fiduciary Duty of Trustee to Holders of Senior
                  Debt                                                83
     Section 11.13                              Notice by Company     83

ARTICLE XIIMISCELLANEOUS                                              83
     Section 12.1                    Trust Indenture Act Controls     83
     Section 12.2                                         Notices     83
     Section 12.3Communication by Holders of Notes with Other
                Holders of Notes.                                     85
     Section 12.4Certificate and Opinion as to Conditions Precedent   85
     Section 12.5   Statements Required in Certificate or Opinion     85
     Section 12.6                    Rules by Trustee and Agents.     85
     Section 12.7No Personal Liability of Directors, Officers,
                  Employees and Stockholders                          85
     Section 12.8 Governing Law.                                      86
     Section 12.9  No Adverse Interpretation of Other Agreements.     86
     Section 12.10                                    Successors.     86
     Section 12.11                                  Severability.     86
     Section 12.12                         Counterpart Originals.     87
     Section 12.13              Table of Contents, Headings, etc.     87

EXHIBIT A
     FORM OF NOTE                                                    A-1

EXHIBIT BFORM OF CERTIFICATE OF TRANSFER                             B-1

EXHIBIT CFORM OF CERTIFICATE OF EXCHANGE                             C-1

EXHIBIT   DFORM   OF   CERTIFICATE  FROM   ACQUIRING
                  INSTITUTIONAL ACCREDITED INVESTOR                  D-1

EXHIBIT  EFORM  OF  SUPPLEMENTAL INDENTURE  TO  BE  DELIVERED  BY
     SUBSIDIARY GUARANTORS                                           E-1

                     CROSS-REFERENCE TABLE*

TIA Section                                     Indenture Section

310(a)(1)                                                            7.10
     (a)(2)                                                          7.10
     (a)(3)                                                          N.A.
     (a)(4)                                                          N.A.
     (a)(5)                                                     7.8; 7.10
     (b)                                                  7.8; 7.10; 12.2
     (c)                                                             N.A.
311(a)                                                              7.11
     (b)                                                            7.11
     (c)                                                             N.A.
312(a)                                                               2.5
     (b)                                                            12.3
     (c)                                                            12.3
313(a)                                                               7.6
     (b)(1)                                                          N.A.
     (b)(2)                                                          7.6
     (c)                                                       7.6; 12.2
     (d)                                                             7.6
314(a)                                                    4.3; 4.4; 12.2
     (b)                                                             N.A.
     (c)(1)                                                         12.4
     (c)(2)                                                         12.4
     (c)(3)                                                          N.A.
     (d)                                                             N.A.
     (e)                                                            12.5
     (f)                                                             N.A.
315(a)                                                             7.1(b)
     (b)                                                       7.5; 12.2
     (c)                                                           7.1(a)
     (d)                                                           7.1(c)
     (e)                                                           6.11
316(a)(last sentence)                                              2.9
     (a)(1)(A)                                                     6.5
     (a)(1)(B)                                                     6.4
     (a)(2)                                                        N.A.
     (b)                                                           6.7
317(a)(1)                                                          6.8
     (a)(2)                                                        6.9
     (b)                                                           2.4
318(a)                                                            12.1
     (c)                                                          12.1

______________________________
N.A. means not applicable
*This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

          INDENTURE, dated as of February 17, 2000, between  Bio-
Rad Laboratories, Inc., a Delaware corporation (the "Company"), and Norwest Bank Minnesota, N.A., as trustee (the "Trustee").

          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11-5/8% Series A Senior Subordinated Notes due 2007 (the "Series A Notes") and the 11_% Series B Senior Subordinated Notes due 2007 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                            ARTICLE I
           DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1    Definitions.

     "144A Global Note" means one or more Global Notes bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "Accrued Bankruptcy Interest" means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Company or any of its Subsidiaries under any Bankruptcy Law, in accordance with and at the rate
(including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

     ''Acquired Indebtedness'' means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

     ''Acquisition'' means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     ''Affiliate'' means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term ''control'' means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that with respect to ownership interests in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control. Notwithstanding the foregoing, Affiliate shall not include Wholly Owned Subsidiaries that are Guarantors.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     ''Applicable Premium'' means, with respect to any Note on any Redemption Date, the greater of:

          (a)  1.0% of the principal amount of the Note; or

          (b)  the excess of:

               (i)  the present value at such Redemption Date  of
          (A) the redemption price of the Note at February 15, 2004 (such redemption price being stated in the table appearing in Section 3.7 plus (B) all required interest payments due on the Note through February 15,

          2004, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 75 basis points;
          over

               (ii) the principal amount of the Note.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange at the relevant time.

     ''Average Life'' means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (a) the sum of the products (i) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (ii) the amount of each such respective principal (or redemption) payment by (b) the sum of all such principal (or redemption) payments.

     "Bankruptcy Code" means the United States Bankruptcy Code, codified at 11 U.S.C. 101-1330, as amended.

     ''Beneficial Owner'' or ''beneficial owner'' for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a ''person'' shall be deemed to have ''beneficial ownership'' of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     ''Board of Directors'' means, with respect to any Person, the board of directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

     "Broker-Dealer"  means  any  broker-dealer   that   receives
Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

     ''Business  Day''  means  each Monday,  Tuesday,  Wednesday,
Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     ''Capital Contribution'' means any contribution to the equity of the Company for which no consideration other than the issuance of common stock with no redemption rights and no special preferences, privileges or voting rights is given.

     ''Capitalized Lease Obligation'' means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     ''Capital Stock'' means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     ''Cash Equivalent'' means:

          (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof) maturing within one year after the date of acquisition;

          (b) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and a Thompson Bank Watch rating of ''B'' or better maturing within one year after the date of acquisition;

          (c) commercial paper issued by others having the highest rating obtainable from Standard & Poor's Corporation or Moody's Investors Services, Inc.;

          (d) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above;

          (e) marketable obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or payable at the demand of the holder thereof, within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Services, Inc.; and

          (f) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (a) through (e) above.

     "Cedel" means Cedel Bank, S.A., or its successors.

     ''Change of Control'' means:

          (a) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), either (i) any ''person'' or ''group'' (other than the Excluded Persons) is or becomes the ''beneficial owner,'' directly or indirectly, of more than 40% of the Voting Equity Interests of the transferee(s) or surviving entity or entities, and the Excluded Persons shall cease to own beneficially at least a greater percentage of the Voting Equity Interests of the transferee(s) or surviving entity or entities or (ii) the Excluded Persons shall cease to own beneficially (A) 30% of the Voting Equity Interests of such transferee(s) or surviving entity or entities or (B) a greater percentage of the Voting Equity Interests of such transferee(s) or surviving entity or entities than any other person or group, which ever is less,

          (b) any ''person'' or ''group'' (other than the Excluded Persons) is or becomes the ''beneficial owner,'' directly or indirectly, of more than 40% of the Voting Equity Interests of the Company, and the Excluded Persons
     shall cease to own beneficially at least a greater percentage of the Voting Equity Interests of the Company,

          (c) the Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Company then in office, or
          (d) the Company adopts a plan of liquidation or dissolution.

          As   used  in this definition, ''person'' or  ''group''
has the meaning given by Sections 13(d) and 14(d) of the Exchange
Act, whether or not applicable.

     ''Consolidated Coverage Ratio'' of any Person on any date of determination (the ''Transaction Date'') means the ratio, on a pro forma basis, of

          (a) the aggregate amount of Consolidated EBITDA of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to

          (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period;

provided, that for purposes of such calculation:

               (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period,

               (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period,

               (iii) the incurrence of any Indebtedness (including issuance of any Disqualified Capital Stock) during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period, and

               (iv) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction
          Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     ''Consolidated EBITDA'' means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of

          (a)  Consolidated income tax expense,

          (b)    Consolidated   depreciation   and   amortization
     expense,

          (c)  Consolidated Fixed Charges, and
          (d) all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), less the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior
period;    provided,  that  consolidated  income   tax   expense,
depreciation and amortization and Consolidated Fixed Charges of a Subsidiary (i) that is a less than Wholly Owned Subsidiary shall only be added to the extent and in the same proportions that the net income of such Subsidiary was included in the calculation of Consolidated Net Income of such Person and (ii) shall only be added to the extent and in the same proportions that the Consolidated EBITDA of such Subsidiary is permitted to be paid or distributed as a dividend, advance, loan or other distribution to such Person.

     ''Consolidated Fixed Charges'' of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of

          (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to banker's acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and

          (b) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person's Wholly Owned Subsidiaries).

     For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     ''Consolidated Net Income'' means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

          (a) all gains or losses which are extraordinary (as determined in accordance with GAAP) (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock),

          (b) the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period,

          (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition,
          (d) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, and

          (e) the net income of, and all dividends and distributions from, any Unrestricted Subsidiary.

     ''Consolidated Net Worth'' of any Person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to preferred stock) as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such Person or a Consolidated Subsidiary of such Person subsequent to the Issue Date, and (c) all investments in subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries.

     ''Consolidated Subsidiary'' means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

     "Consolidation" means the consolidation of the accounts of the Company with the accounts of its Subsidiaries, all in accordance with GAAP; provided, that ''consolidation'' will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term ''consolidated'' has a correlative meaning to the foregoing.

     ''Continuing Director'' means during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of directors).

     "Corporate Trust Office" shall be at the address of the Trustee specified in Section 12.2 or such other address as to which the Trustee may give notice to the Company; provided, that for purposes of complying with Section 2.3 such address shall be _ Norwest Bank Minnesota, N.A., 333 South Grand Avenue, Suite 740, Los Angeles, California 90071, Attention: Jeanie Mar. All notices by the Company sent to the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York shall also be sent to the Trustee at the address set forth in Section 12.2.

     ''Credit Agreement'' means the Credit Agreement, dated as of September 30, 1999, by and among the Company, certain of its Subsidiaries, certain financial institutions and Bank One, NA, as agent and representative, providing for (a) an aggregate $100,000,000 term loan facility, and (b) an aggregate $100,000,000 revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term ''Credit Agreement'' shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement or their affiliates and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification  to
any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any agreement

          (i)    extending  the  maturity  of  any   Indebtedness
     incurred thereunder or contemplated thereby,

          (ii)   adding  or  deleting  borrowers  or   guarantors
     thereunder, so long as borrowers and issuers include one  or
     more   of  the  Company  and  its  Subsidiaries  and   their
     respective successors and assigns,

          (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred its incurrence would not be prohibited by this Indenture, or

          (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Definitive Note" means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.6, in the form of Exhibit A hereto except that such Note shall not include the information called for by footnotes 3, 4 and 5 thereof.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depositary with respect to the Notes, until a successor will have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" will mean or include such successor.

     ''Designated Senior Debt'' means Senior Debt from time to time outstanding under the Credit Agreement.

     ''Disqualified Capital Stock'' means, with respect to any Person,

          (a) Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both, would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes, and

          (b) any Equity Interests of any Subsidiary of such Person other than any common equity with no preferences, privileges, and no redemption or repayment provisions.

     "Distribution Compliance Period" means the 40-day restricted period as defined in Regulation S.

     "Equity Interests" means Capital Stock or partnership, participation or membership interests and all warrants, options or other rights to acquire Capital Stock or partnership, participation or membership interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock or partnership, participation or membership interests).

     "Euroclear" means Morgan Guaranty Trust Company of New York,
Brussels office, or its successor, as operator of the Euroclear system.

     "Event of Loss" means, with respect to any property or asset, any (a) loss, destruction or damage of such property or asset or (b) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

     ''Exchange Act'' means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means Series B Notes issued pursuant to an Exchange Offer.

     "Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

     "Exchange Offer Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

     "Excluded Persons" means (a) David Schwartz, Alice Schwartz, Norman D. Schwartz, Steven Schwartz, (b) any spouse, immediate family member, relative or lineal descendant of any person described in clause (a), (c) any trust in which any one or more of the persons described in clause (a) or (b) holds all of the beneficial interests, and (d) any Affiliate of the persons described in clause (a) or (b).

     ''Exempted Affiliate Transaction'' means:

          (a)    customary  employee  compensation  and   benefit
     arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company,

          (b) Restricted Payments, other than Investments, permitted under Section 4.9,

          (c) transactions solely between the Company and any Guarantor, or solely among Guarantors,

          (d) payment of reasonable directors' fees to persons who are not otherwise Affiliates of the Company,

          (e)  sales of Equity Interests (other than Disqualified
     Capital Stock) to Affiliates of the Company,

          (f) performance of all agreements in existence on the Issue Date and any modification thereto or any transaction contemplated thereby in any replacement agreement therefor so long as such modification or replacement is not more disadvantageous to the Company, any of its Subsidiaries or the Holders in any material respect than the original agreement as in effect on the Issue Date,

          (g) transactions with suppliers or vendors pursuant to purchase orders executed in the ordinary course of business consistent with past practice and
          (h) transactions solely between the Company and any Subsidiary or solely among Subsidiaries;

provided,  that  in the case of clauses (g) and  (h)  only,  such transactions  are  otherwise  in  compliance  with  Section  4.11 without giving effect to the application of clause (c) of Section
4.11.

     ''Existing Indebtedness'' means Indebtedness of the Company and its Subsidiaries (other than

Indebtedness under the  Credit
Agreement) in existence on the Issue Date immediately after giving effect to the Transactions, reduced to the extent such amounts are repaid, refinanced or retired.

     ''Foreign Subsidiary'' means any Subsidiary of the Company which (a) is not organized under the laws of the United States, any state thereof or the District of Columbia and (b) conducts substantially all of its business operations outside the United States of America.

     ''Foreign Subsidiary Credit Agreement'' means any credit agreement or similar instrument, including, without limitation, working capital or equipment purchase lines of credit, entered into by any Foreign Subsidiary governing the terms of a bona fide borrowing by such Foreign Subsidiary from (a) a third-party financial institution that is primarily engaged in the business of commercial banking or (b) a vendor or other provider of financial accommodations in connection with the purchase of equipment, in either case for valid business purposes, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso in clause (iii) of the next sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term ''Foreign Subsidiary Credit Agreement'' shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to a Foreign Subsidiary Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Foreign Subsidiary Credit Agreement and all refundings, refinancings and replacements of any Foreign Subsidiary Credit Agreement, including any agreement

          (i)    extending  the  maturity  of  any   Indebtedness
     incurred thereunder or contemplated thereby,

          (ii)   adding  or  deleting  borrowers  or   guarantors
     thereunder, so long as borrowers and issuers include one or more of the Foreign Subsidiaries and their respective successors and assigns,

          (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred its incurrence would not be prohibited by this Indenture, or

          (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect from time to time.

     ''Genetic  Systems''  means Genetic Systems  Corporation,  a
Delaware corporation.

     "Global Notes" means one or more Notes in the form of Exhibit A hereto that includes the information referred to in footnotes 3, 4 and 6 to the form of Note, attached hereto as Exhibit A, issued under this Indenture, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

     "Global  Note Legend" means the legend set forth in  Section
2.6(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

     "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. When used with respect to the Notes, a "Guarantee" means a guarantee by the Guarantors of all or any part of the Notes, in accordance with Article X.

     "Guarantor" means each of the Subsidiaries of the Company that in the future executes a Guarantee pursuant to and in accordance with the requirements of this Indenture in which such Subsidiary unconditionally guarantees on a senior subordinated basis the obligations of the Company under the Notes and this Indenture; provided, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

     "Holder" means a Person in whose name a Note is registered on the Registrar's books.

     "Indebtedness"of any Person means, without duplication,

          (a) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP

               (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof),

               (ii) evidenced by bonds, notes, debentures or similar instruments,

               (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors,

               (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, or

               (v)  relating to any Capitalized Lease Obligation,

          (b) all liabilities and obligations, contingent or otherwise, of such Person evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit,

          (c)   all net obligations of such Person under Interest
          Swap and Hedging Obligations,

          (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or provided credit support or that is otherwise its legal liability or which are secured by any assets or property of such Person,

          (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether
     direct or indirect)  of, or   amendments,  modifications  or
     supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d), or this clause
     (e), whether  or not between or among the same parties,

          (f)   all  Disqualified Capital Stock  of  such  Person
     (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends), and

          (g) all obligations to purchase, redeem or acquire any third-party Equity Interests.

     For purposes hereof, the ''maximum fixed repurchase price'' of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

     The amount of any Indebtedness outstanding as of any date shall be (x) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (y) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Indirect Participant" means an entity that, with respect to DTC, clears through or maintains a direct or indirect, custodial relationship with a Participant.

     "Initial Purchasers" mean the initial purchasers of the Series A Notes under the Purchase Agreement, dated February 14,
2000, among the Company and such purchasers relating to the initial purchase and sale of the Series A Notes.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1),
(2), (3) or (7) under the Securities Act, who is not also a QIB.

     "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

     "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Investment"  by  any  Person  in  any  other  Person  means
(without duplication):

          (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Equity Interests, bonds, notes, debentures, partnership or other ownership interests or other securities of such other Person or any agreement to make any such acquisition;

          (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any written commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business) within one year;

          (c) other than guarantees of Indebtedness of the Company or any Subsidiary to the extent permitted by Section 4.7, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

          (d) the making of any capital contribution (which shall be deemed to include payment of consideration in excess of fair market value of any assets received) by such Person to such other Person; and

          (e) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary.

     The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted
Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer. The fair market value of each Investment shall be measured at the time made or returned, as applicable.

     "Issue Date" means the date of first issuance of the Notes under this Indenture.

     ''Junior Security'' means any Qualified Capital Stock and any Indebtedness of the Company or a Subsidiary, as applicable, that is contractually subordinated in right of payment to Senior Debt at least to the same extent as the Notes, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes; provided, that in the case of subordination in respect of Designated Senior Debt, ''Junior Security'' shall mean any Qualified Capital Stock and any Indebtedness of the Company or the Subsidiary that

          (a)   has  a  final maturity date occurring  after  the
     final  maturity date of all Designated Senior  Debt  on  the
     date  of  issuance  of  such  Qualified  Capital  Stock   or
     Indebtedness,

          (b)  is unsecured,

          (c) has an Average Life longer than the security for which such Qualified Capital Stock or Indebtedness is being exchanged, and

          (d) by their terms or by law are subordinated to Designated Senior Debt on the date of issuance of such Qualified Capital Stock or Indebtedness at least to the same extent as the Notes.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, or the city in which the Corporate Trust Office of the Trustee is located, or at a place of payment, are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

     ''Material Domestic Subsidiary'' means any Subsidiary (other than a Foreign Subsidiary) that is a Significant Subsidiary or any group of Subsidiaries (other than Foreign Subsidiaries) that on a combined basis would constitute a Significant Subsidiary.

     "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock or a Capital Contribution and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities of the Company (including options, warrants, rights and convertible or exchangeable debt) that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale, sale of Qualified Capital Stock or Capital Contribution, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

     "Non-Recourse Indebtedness" means Indebtedness of a Person as to which neither the Company nor any Subsidiary provides any guarantee, collateral or other credit support of any kind whatsoever.

     "Notes Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Obligation" means any principal, premium or interest payment, or monetary penalty, or damages, due by the Company or any Guarantor under the terms of the Notes or this Indenture, including any Liquidated Damages due pursuant to the terms of the Registration Rights Agreement.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

     "Officers' Certificate" means an officers' certificate to be delivered upon the occurrence of certain events as set forth in this Indenture.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 12.4 and 12.5. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

     "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

     ''Permitted Investment'' means:

          (a) any Investment in the Company or any Subsidiary; provided, that Investments by the Company or any Guarantor in Subsidiaries of the Company (other than Guarantors) shall be limited to $15,000,000 in the aggregate, subject to clause (d) below;

          (b)  any Investment in Cash Equivalents;

          (c)   intercompany notes to the extent permitted  under
     Section 4.7;

          (d) any Investment by the Company or any Subsidiary of the Company in a Person in a Related Business if as a result of such Investment such Person immediately becomes a Subsidiary of the Company or such Person is immediately merged with or into the Company or a Subsidiary of the
     Company;  provided, that Investments by the Company  or  any
     Guarantor under this clause (d) shall be subject to and reduce dollar for dollar the amount of Investments in Subsidiaries that may be made under clause (a) above,
     unless,  as  a  result  of  such  Investment,  such   Person
     immediately becomes a Guarantor or is immediately merged with or into the Company or a Guarantor, in which case such Investment shall not reduce the amount available under clause (a);

          (e) other Investments in any Person or Persons; provided, that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (e) that are outstanding (after giving effect to any such Investments that are returned to the Company or any Subsidiary of the Company that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, but only up to the amount of the Investment made under this clause (e) in such Person) at any time does not in the aggregate exceed $10,000,000 (measured by the value attributed to the Investment at the time made);

          (f) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that complies with
     Section 4.12;

          (g) any acquisition of assets solely in exchange for the issuance of the Equity Interests of the Company (other than Disqualified Capital Stock);
          (h) any Investment in connection with Interest Swap and Hedging Obligations otherwise permitted under this Indenture;

          (i) any Investment received (i) in satisfaction of judgments or (ii) as payment on a claim made in connection with any bankruptcy, liquidation, receivership or other insolvency proceeding; and

          (j) Investments in a Person or Persons existing on the Issue Date, plus additional Investments in such Person or Persons made on or after the Issue Date in an aggregate amount not to exceed at any time outstanding $10,000,000.

     "Permitted Liens" means:

          (a) Liens existing on the Issue Date, immediately after giving effect to the Transactions;

          (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books and records of the Company in accordance with GAAP;

          (c) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business; provided, that (i) the underlying obligations are not overdue for a period of more than 30 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

          (d)  Liens securing the Notes and the Exchange Notes;

          (e) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or is merged with or into the Company or one of its Subsidiaries or Liens securing Indebtedness incurred in connection with an Acquisition; provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

          (f)   Liens  arising  from Purchase Money  Indebtedness
     permitted   to  be  incurred  pursuant  to  this  Indenture;
     provided, that such Liens relate solely to the property which is subject to such Purchase Money Indebtedness;

          (g)    Liens   arising   from   precautionary   Uniform
     Commercial   Code  financing  statement  filings   regarding
     operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

          (h) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders than the terms of the Liens securing such refinanced Indebtedness; provided, that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced;

          (i)   Liens  securing  Indebtedness  under  the  Credit
     Agreement incurred in accordance with the terms of this Indenture;

          (j)    Liens  securing  Indebtedness  of  any   Foreign
     Subsidiary incurred in accordance with the terms of this Indenture;

          (k)  Liens in favor of the Company or any Guarantor;

          (l)   Liens  securing  reimbursement  obligations  with
     respect  to  commercial  letters  of  credit  which   solely
     encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (m)   Liens  securing other Indebtedness not  exceeding
     $10,000,000 at any time outstanding; and

          (n)   Liens  on  the Equity Interests  of  Unrestricted
     Subsidiaries    securing   obligations    of    Unrestricted
     Subsidiaries to the extent permitted by the terms of this Indenture.

     ''Person'' or ''person'' means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     "Preferred Stock" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

     "Private  Placement Legend" means the legend  set  forth  in
Section 2.6(g)(i) to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

     "Pro Forma" or "pro forma" shall have the meaning set forth in Regulation S-X of the Securities Act of 1933, as amended, unless otherwise specifically stated herein.

     "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property which, is directly related to a Related Business of the Company and which is incurred concurrently with (or within 180 days following) such acquisition, construction, installation or improvement and is secured only by the assets so financed.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Qualified Capital Stock" means any of the Capital Stock of the Company that is not Disqualified Capital Stock.

     "Qualified Exchange" means:

          (a) any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock of the Company or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock of the Company or, to the extent used to retire the Indebtedness of the Company (other than Disqualified Capital Stock) issued on or after the Issue Date, Subordinated Indebtedness of the Company;

          (b) any issuance of Qualified Capital Stock of the Company in exchange for any of the Capital Stock of the Company or Indebtedness issued on or after the Issue Date;
     or

          (c) any exchange of Subordinated Indebtedness of the Company for Subordinated Indebtedness of the Company issued on or after the Issue Date.

     "Record Date" means a Record Date specified in the Notes, whether or not such date is a Business Day.

     "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

     "Refinancing    Indebtedness"    means    Indebtedness    or
Disqualified Capital Stock

          (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or

          (b) constituting an amendment, modification or supplement to, or a deferral or renewal of (clauses (a) and
     (b) above are, collectively, a ''Refinancing''), any Indebtedness (including Disqualified Capital Stock) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing in accordance with the terms of the documents governing the Indebtedness refinanced without giving effect to any modification thereof made in connection with or in contemplation of such refinancing) the lesser of

          (a)    the   principal  amount  or,  in  the  case   of
     Disqualified Capital Stock, liquidation preference,  of  the
     Indebtedness  (including  Disqualified  Capital  Stock)   so
     Refinanced and

          (b) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof
     (as determined in accordance with GAAP) at the time of such Refinancing;

provided, that:

          (i)   such Refinancing Indebtedness shall only be  used
     to    refinance    outstanding    Indebtedness    (including
     Disqualified Capital Stock) of such Person issuing such Refinancing Indebtedness,

          (ii) such Refinancing Indebtedness shall (A) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (B) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders than was the Indebtedness (including Disqualified Capital Stock) to be refinanced,

          (iii) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the Notes, and

          (iv) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

     "Registration  Rights  Agreement"  means  the   Registration
Rights Agreement, dated as of the Issue Date, by and among the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

     "Reg S Permanent Global Note" means one or more permanent Global Notes bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Reg S Temporary Global Note upon expiration of the Distribution Compliance Period.

     "Reg S Temporary Global Note" means one or more temporary Global Notes bearing the Private Placement Legend and the Reg S Temporary Global Note Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "Reg S Temporary Global Note Legend" means the legend set forth in Section 2.6(g)(iii), which is required to be placed on all Reg S Temporary Global Notes issued under this Indenture.

     "Regulation S" means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

     "Regulation  S  Global Note" means a Reg S Temporary  Global
Note or a Reg S Permanent Global Note, as the case may be.

     "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

     "Representative"  means  the  indenture  trustee  or   other
trustee, agent or representative for any Senior Debt.

     "Restricted  Definitive Note" means one or  more  Definitive
Notes bearing the Private Placement Legend, issued under this Indenture.

     "Restricted Global Note" means one or more Global Notes bearing the Private Placement Legend, issued under this
Indenture; provided, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of the Registration Rights Agreement be a Restricted Global Note.

     "Restricted Investment" means in one or a series of related transactions, any Investment other than Permitted Investments.

     "Restricted Payment" means, with respect to any Person:

          (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent or Subsidiary of such Person;

          (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any Subsidiary or parent of such Person;
          (c)    other   than   with  the   proceeds   from   the
     substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness (other than the Notes), directly or indirectly, by such Person or a parent or Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness; and

          (d)  any Restricted Investment by such Person;

provided, however, that the term ''Restricted Payment'' does not include:

          (i) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, or

          (ii) any dividend, distribution or other payment to the Company, or to any Subsidiary of the Company, by the Company or any of its Subsidiaries.

     "Rule 144A" means Rule 144A promulgated under the Securities
Act, as it may be amended from time to time, and any successor provision thereto.

     "SEC"  means  the  United  States  Securities  and  Exchange
Commission, or any successor agency.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Securities Intermediary" means U.S. Trust Company, National
Association,  as  securities  intermediary  under  the   Security
Agreement.

     "Senior Debt" with respect to the Company or any Guarantor, means Indebtedness of the Company (including any monetary obligation in respect of the Credit Agreement, and any Accrued Bankruptcy Interest incurred pursuant to the Credit Agreement in any proceeding under any Bankruptcy Law) arising under the Credit Agreement or any Guarantee thereof or that is permitted to be incurred under the terms of this Indenture unless the terms of the instrument creating or evidencing such Indebtedness expressly provide that it is on a parity with or subordinated in right of payment to the Notes; provided, that in no event shall Senior Debt include:

          (a) Indebtedness of the Company to any Subsidiary of the Company or any officer, director or employee of the Company or any of its Subsidiaries or any other Affiliate,

          (b) Indebtedness incurred in violation of the terms of this Indenture,

          (c)  Indebtedness to trade creditors,

          (d)  Disqualified Capital Stock,

          (e)  Capitalized Lease Obligations, and

          (f) any liability for taxes owed or owing by the Company or any Guarantor.

     "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

     "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date, except that all references to "10%" in such Regulation shall be deemed to be references to "5%" for purposes of this definition.

     "Special  Record Date" means, for payment of  any  Defaulted
Interest,  a date fixed by the Paying Agent pursuant  to  Section
2.12.

     "Stated Maturity" or "stated maturity" means, (a) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable (which shall mean February 15, 2007 with respect to the Notes) and (b) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Subordinated  Indebtedness"  means  Indebtedness   of   the
Company that is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto to the Notes.

     "Subsidiary," with respect to any Person, means:

          (a) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person,

          (b) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or

          (c) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

     Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a ''Subsidiary'' of the Company or a ''Subsidiary'' of any of the Subsidiaries of the Company. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

     "Transactions"  means  the Acquisition,  entering  into  the
senior   subordinated  credit  facility  with  Banc  One  Capital
Markets, Inc. and entering into the Credit Agreement.

     "Transfer   Restricted  Notes"  means   Global   Notes   and
Definitive  Notes that bear or are required to bear  the  Private
Placement Legend, issued under this Indenture.

     ''Treasury Rate'' means, as of any Redemption Date, the yield to maturity as of that Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release
H.15 (519) that has become publicly available at least two Business Days before the Redemption Date (or, if that Statistical Release is no longer published, any publicly available source of similar market date)) most nearly equal to the period from the Redemption Date to February 15, 2004; provided, however, that if the period from the Redemption Date to February 15, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor serving hereunder.
     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

     "Unrestricted  Global  Note" means  one  or  more  permanent
Global Notes representing a series of Notes that does not bear and is not required to bear the Private Placement Legend, issued under this Indenture.

     "Unrestricted Subsidiary" means any subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any of its Subsidiaries and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that such subsidiary at the time of such designation

          (a)    has  no  Indebtedness  other  than  Non-Recourse
     Indebtedness,

          (b) is not party to any agreement, contract, arrangement or understanding with the Company or any of its Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company,

          (c) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, and

          (d)   has  not  guaranteed  or  otherwise  directly  or
     indirectly  provided credit support for any Indebtedness  of
     the   Company  or  any  of  its  Subsidiaries,  other   than
     Guarantees of the Notes.

     The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary; provided, that (x) no Default or Event of Default is existing or will occur as a consequence thereof and (y) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.7. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

     "Voting Equity Interests" means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

     "Wholly Owned Subsidiary" means a Subsidiary all the  Equity
Interests of which (other than directors' qualifying Shares) are owned by the Company and/or one or more of its Wholly Owned
Subsidiaries.

Section 1.2    Other Definitions.


        Term                         Defined in
                                     Section

        "Affiliate Transaction"      4.11

        "Asset Sale"                 4.12

        "Asset Sale Offer"           4.12

        "Asset Sale Offer Amount"    4.12

        "Asset Sale Offer Period"    4.12

        "Asset Sale Offer Price"     4.12

        "Authentication Order"       2.2

        "Bankruptcy Law"             6.1

        "Benefitted Party"           10.1

        "Change of Control Offer"    4.13

        "Change  of  Control  Offer  4.13
        Period"

        "Change of Control Purchase  4.13
        Date"

        "Change of Control Purchase  4.13
        Price"

        "Covenant Defeasance"        8.3

        "Custodian"                  6.1

        "Debt Incurrence Ratio"      4.7

        "Defaulted Interest"         2.12

        "Designation Date"           4.9

        "DTC"                        2.3

        "Excess Proceeds"            4.12

        "Guarantee Obligations"      10.1

        "incur" or "incurrence"      4.7

        "Incurrence Date"            4.7

        "Investment Company Act"     4.16

        "Legal Defeasance"           8.2

        "Non-payment Default"        11.2

        "Paying Agent"               2.3

        "Payment Blockage Period"    11.2

        "Payment Default"            11.2

        "Payment Notice"             11.2

        "Registrar"                  2.3

        "Redemption Date"            3.7

Section 1.3    Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC;

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligor" on the Notes means the Company, each Guarantor and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.4    Rules of Construction.

     Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)  provisions apply to successive events and transactions;

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (7) references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

          (8) unless otherwise required by the context, references to "Section" or "Article" are references to a Section or Article of this Indenture.

                           ARTICLE II
                            THE NOTES

Section 1.5    Form and Dating.

          (1) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, any Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (2) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

          (3) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel
     Bank in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global
     Notes that are held by Participants through Euroclear or Cedel
     Bank.

Section 1.6    Execution and Authentication.

     Two Officers shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for issuance up to the aggregate principal amount stated in such Authentication Order; provided, that Notes authenticated for issuance on the Issue Date shall not exceed $150,000,000 in aggregate principal amount. The aggregate principal amount of Notes outstanding at any time may not exceed $150,000,000, except in accordance with
Section 2.8. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 1.7    Registrar, Paying Agent and Depositary.

     The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange
("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

Section 1.8    Paying Agent to Hold Money in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent and in such event any such Paying Agent shall have the obligation to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 1.9    Holder Lists.

     The  Trustee  shall  preserve in as current  a  form  as  is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA 312(a). If the Trustee is not the Registrar, the Company shall furnish, or shall cause the Registrar (if other than the Company) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA 312(a).

Section 1.10   Transfer and Exchange.

          (1) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that (A) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes and the Company thereupon fails to appoint a successor Depositary within 90 days or (B) the Depositary is no longer a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided, that in no event shall the Reg S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Distribution Compliance Period and (B) the receipt by the Registrar of any certificate identified by the Company and its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive
     Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and
     2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

          (2) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted
     Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Reg S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

               (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Reg S Temporary Global
          Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

               (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

                    (1) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                    (2) if the transferee will take delivery in the form of a beneficial interest in the Reg S Temporary Global Note or the Reg S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

               (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the
          Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:

                    (1) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
               (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (2) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (3) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (4)  the Registrar receives the following: (1) if the
               holder of such beneficial interest in a Restricted Global Note proposes to xchange such beneficial interest for a beneficial interest in an unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item
               (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(1)
               If  any  such  transfer  is effected  pursuant  to
          subparagraph  (B)  or  (D) above  at  a  time  when  an
          Unrestricted Global Note has not yet been  issued,  the
          Company   shall   issue  and,  upon   receipt   of   an
          Authentication  Order in accordance  with  Section  2.2
          hereof,  the  Trustee shall authenticate  one  or  more
          Unrestricted  Global  Notes in an  aggregate  principal
          amount  equal  to  the  aggregate principal  amount  of
          beneficial    interests   transferred    pursuant    to
          subparagraph (B) or (D) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global
          Note.

          (3)  Transfer or Exchange of Beneficial Interests for Definitive
     Notes.

               (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                    (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                    (2) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                    (3) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                    (4) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                    (5) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                    (6) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                    (7) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

               (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                    (1) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (2) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (3) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (4) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of uch beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall not bear the Private Placement Legend.

               (4) Transfer or Exchange of Reg S Temporary Global Notes. Notwithstanding the other provisions of this Section 2.6, a beneficial interest in the Reg S Temporary Global Note may not be
          (A) exchanged for a Definitive Note prior to (1) the expiration of the Distribution Compliance Period (unless such exchange is effected by the Company, does not require an investment decision on the part of the holder thereof and does not violate the provisions of Regulation S) and (2) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903(b)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities
          Act other than Rule 903 or Rule 904.

          (4)  Transfer and Exchange of Definitive Notes for Beneficial
     Interests.

               (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                    (1) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
               (2)(b) thereof;

                    (2) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

                    (3) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

               (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                    (1) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
               (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (2) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (3) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (4) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
               (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph
               (D), an Opinion of Counsel, and from legal counsel, in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Restricted Definitive Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

               (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted
          Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) of this Section 2.6(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
          Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (5) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

               (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                    (1) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                    (2) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
               (2) thereof; and

                    (3) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

               (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                    (1) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
               (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (2) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (3) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (4) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (6) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, and an Opinion of Counsel for the Company as to certain matters discussed in this Section 2.6(f) the Trustee shall authenticate (i) one or more Unrestricted
     Global Notes in an aggregate principal amount equal to the sum of
     (A) the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (1) they are not Broker-Dealers, (2) they are not participating in a distribution of the Exchange Notes and (3) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (B) the principal amount of Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(d)(ii) and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer (other than Definitive Notes described in clause (i)(B) immediately above). Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          The Opinion of Counsel for the Company referenced above shall state that:

               (1) the issuance and sale of the Exchange Notes by the Company have been duly authorized and, when executed and authenticated in accordance with the provisions of this Indenture and delivered in exchange for Series A Notes in accordance with this Indenture and the Exchange Offer, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by (A) bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (B) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law); and
(1)
               (2) if applicable, when the Exchange Notes are executed and authenticated in accordance with the provisions of this Indenture and delivered in exchange for Series A Notes in accordance with this Indenture and the Exchange Offer, the Guarantees by the Guarantors endorsed thereon will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms except as the enforceability thereof may be limited by (A) bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (B) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law).

          (7) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (1)  Private Placement Legend.

                    (1) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

               "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

               (1) REPRESENTS THAT, IN CONNECTION WITH EXEMPT RESALES OF THE NOTES BY WARBURG DILLON READ LLC AND ABN AMRO INCORPORATED (THE "INITIAL PURCHASERS"), (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

               (2) AGREES THAT, IN CONNECTION WITH RESALES AND TRANSFERS OF THE NOTES OTHER THAN EXEMPT RESALES OF THE NOTES BY THE INITIAL PURCHASERS, IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT
               (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT,
               (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

               (3)  AGREES THAT IT WILL DELIVER TO EACH PERSON TO
               WHOM   THIS   NOTE  OR  AN  INTEREST   HEREIN   IS
               TRANSFERRED A NOTICE SUBSTANTIALLY TO  THE  EFFECT
               OF THIS LEGEND.

               AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "U.S. PERSON" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

                    (2) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv),
               (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
               of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (2) Global Note Legend. To the extent required by the Depositary, each Global Note shall bear legends in substantially the following forms:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION
          2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
          SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

          "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF
          TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

               (3) Reg S Temporary Global Note Legend. To the extent required by the Depositary, each Reg S Temporary Global Note shall bear a legend in substantially the following form:

          "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE."

          (8) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.
     At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (9)  General Provisions Relating to Transfers and Exchanges.

               (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

               (2) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith
          (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections
          2.10, 3.6, 4.12, 4.13 and 9.5 hereof).

               (3) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (5) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

               (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

               (7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

               (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
          Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

          Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this Section 2.6, the Registrar's duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits A, B, C and D attached hereto. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

Section 1.11   Replacement Notes.

     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in both the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 1.12   Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee (including any Note represented by a Global Note) except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. If a Note is replaced pursuant to
Section 2.7 hereof, such Note, together with the Guarantee of that particular Note endorsed thereon, ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 1.13   Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 1.14   Temporary Notes.

     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 1.15   Cancellation.

     The Company at any time may deliver Notes to the Trustee for
cancellation.   The Registrar and Paying Agent shall  forward  to
the  Trustee  any  Notes surrendered to them for registration  of transfer,  exchange or payment.  The Trustee,  and  no  one  else shall  cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall  destroy cancelled  Notes (subject to the record retention requirement  of
the  Exchange  Act).   Certification of the  destruction  of  all
cancelled  Notes
shall be delivered to the Company.   Subject  to Section  2.7  hereof,  the
Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 1.16   Defaulted Interest.

     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest at the rate and in the manner provided in
Section 4.1 hereof and in the Note (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause
     (a). Thereupon the Paying Agent shall fix a "Special Record Date" for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note register maintained by the Registrar not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

     Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 1.17   CUSIP Numbers.

     The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                           ARTICLE III
                           REDEMPTION

Section 1.18   Notices to Trustee.

     If the Company elects to redeem Notes pursuant to the redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days (unless a longer period is acceptable to the Trustee) before a redemption date, an Officers' Certificate setting forth (a) the clause of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price.

Section 1.19   Selection of Notes to be Redeemed.

          (1) If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes or portions thereof to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers appropriate and fair. Any such determination shall be conclusive. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 days nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

          (2) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. The Notes may be redeemed in part in multiples of $1,000 only. Notes and portions of Notes in denominations of larger than $1,000 selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 1.20   Notice of Redemption.

          (1) Subject to the provisions of Section 3.7 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          (2) The notice shall identify the Notes to be redeemed and shall state:

               (1)  the redemption date;

               (2)  the redemption price;

               (3) if any Note is being redeemed in part, the portion of the principal amount equal to the unredeemed portion thereof and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

               (4)  the name and address of the Paying Agent;

               (5) that Notes or portions thereof called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (6) that, unless the Company defaults in making such redemption payment, interest on Notes or portions thereof called for redemption ceases to accrue on and after the redemption date;

               (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes or portions thereof called for redemption are being redeemed; and

               (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          (3) At the written request of the Company, the Trustee shall give the notice of redemption in the Company's name and at its expense.

Section 1.21   Effect of Notice of Redemption.

     Once  notice  of  redemption is mailed  in  accordance  with
Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 1.22   Deposit of Redemption Price.

     On or prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued and unpaid interest (and Liquidated Damages, if any) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest (and Liquidated Damages, if any) on, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest (and Liquidated Damages, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

Section 1.23   Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 1.24   Optional Redemption.

     Except as set forth below in this Section 3.7, the Notes shall not be redeemable by the Company.

          (1) The Notes shall be redeemable for cash at the option of the Company, in whole or in part, at any time prior to February 15, 2004, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, thereon to, the date of redemption of the Notes ("Redemption Date").

          (2) The Notes shall be redeemable for cash at the option of the Company, in whole or in part, at any time on or after February
     15, 2004, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing February 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive the corresponding interest due (and the corresponding Liquidated Damages, if any) on the corresponding Interest Payment Date that is on or prior to such redemption date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date:


     Year                      Percentage


     2004                        105.813%

     2005                        102.906%

     2006                        100.000%

     2007 and thereafter         100.000%

          (3) Notwithstanding the provisions of clause (a) of this Section 3.7, at any time or from time to time prior to February 15, 2003, upon any sale of the common stock of the Company, up to 35% of the aggregate principal amount of the Notes originally issued
     under   this Indenture may be redeemed at the option of  the
     Company within 90 days of such sale, on not less than 30 days, but not more than 60 days, prior notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such sale, at a redemption price equal to 111.625% of the principal amount thereof (subject to the right of Holders of record on a Record Date to receive the corresponding interest
     (and the corresponding Liquidated Damages, if any) due on the Interest Payment Date that is on or prior to such redemption date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date; provided, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to this Indenture remain outstanding.

          (4) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.


                           ARTICLE IV
                            COVENANTS

Section 1.25   Payment of Notes.

          (1) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 noon Eastern time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated

     Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement and herein.

          (2) The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including Accrued
     Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 1.26   Maintenance of Office or Agency.

          (1) The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

          (2) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such additional designations; provided, that no such designation or recission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          (3) The Company hereby designates the Corporate Trust Office as one such office or agency of the Company in accordance with
     Section 2.3 hereof.

Section 1.27   SEC Reports and Reports to Holders.

          (1) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will deliver to the Trustee and to each Holder and to prospective purchasers of Notes identified to the Company by an Initial Purchaser, at the time the Company is or would have been (if the Company were subject to such reporting obligations) required to file such with the Commission, such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the certified independent public accountants of the Company as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the Commission will not accept such reports, file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission.

          (2) For so long as any Transfer Restricted Notes remain outstanding, the Company shall make available (which shall include filings by EDGAR) to all Holders and prospective purchasers, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 1.28   Compliance Certificate.

          (1) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and its Subsidiaries are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Company shall provide the Trustee with timely written notice of any change in its fiscal year end, which is currently December 31.

          (2) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
(1)
Section 1.29   Taxes.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the ability of the Company and any Guarantors to satisfy their obligations under the Notes, any Guarantees and this Indenture.

Section 1.30   Stay, Extension and Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section   1.31     Limitation   on   Incurrence   of   Additional
     Indebtedness and Disqualified Capital Stock.

          (1) Except as set forth in this Section 4.7, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to, or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness). Notwithstanding the foregoing if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a  pro forma basis to, such incurrence of Indebtedness and (ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a  pro
     forma basis to such incurrence of such Indebtedness and,
     to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least
     2.25 to 1.00 (the "Debt Incurrence Ratio"), then the Company and
     its   Guarantors  may  incur  such  Indebtedness  (including
     Disqualified Capital Stock).

          (2)  The foregoing limitations will not apply to:

               (1) the incurrence by the Company or any Subsidiary of Purchase Money Indebtedness; provided, that

                    (1) the aggregate amount of such Indebtedness incurred and outstanding at any time pursuant to this paragraph (i) (plus any Refinancing Indebtedness issued to retire, defease, refinance, replace or refund such Indebtedness) shall not exceed $15,000,000 (or the equivalent thereof, at the time of incurrence, in the applicable foreign currency), and

                    (2) in each case, such Indebtedness shall not constitute more than 100% of the cost to the Company or to such Subsidiary (determined in accordance with GAAP), as applicable, of the property so purchased, constructed, improved or leased;

               (2) the incurrence by the Company or any Guarantor of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (ii) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $20,000,000 (or the equivalent thereof, at the time of incurrence, in the applicable foreign currencies);

               (3) the incurrence by the Company or any Guarantor of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (iii) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $180,000,000, minus the amount of any such Indebtedness
          (A) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause
          (i)(B)(2) of paragraph (a) of Section 4.12 or (B) assumed by a transferee in an Asset Sale;

               (4) the incurrence by the Subsidiaries of the Company that are not Guarantors of Indebtedness so long as, immediately after giving effect thereto, the aggregate principal amount of any such Indebtedness incurred and outstanding pursuant to this clause
          (iv) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) does not exceed 10% of the consolidated total assets of the Company;

               (5) the incurrence by the Company and its Subsidiaries of Indebtedness evidenced by the Notes and the Exchange Notes issued pursuant to this Indenture up to the amounts being issued on the Issue Date;

               (6) the incurrence by the Company and any Guarantor of Refinancing Indebtedness with respect to any Indebtedness (including Disqualified Capital Stock), described in clause (v) above, or this clause (vi) or clause (xii) below (less the amount of any such Existing Indebtedness repaid on or after the Issue
          Date), or incurred pursuant to the Debt Incurrence Ratio or which was refinanced pursuant to this clause (vi);

               (7) the incurrence by the Company and any Guarantor of Indebtedness solely in respect of bankers' acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the industry of the Company; provided, that the aggregate principal amount outstanding of such Indebtedness (including any Refinancing Indebtedness and any other Indebtedness issued to retire, refinance, refund, defease or replace such Indebtedness) shall at no time exceed $10,000,000;

               (8) the incurrence by the Company and its Subsidiaries of Indebtedness represented by performance bonds and letters of credit for the account of the Company or any such Subsidiary, as the case may be, in order to provide security for Value Added Tax
          (VAT) or customs obligations under bonds posted to a governmental authority, security for workers' compensation claims and payment obligations in connection with self-insurance, in each case, that are incurred in the ordinary course of business in accordance with customary industry practice in amounts, and for the purposes, customary in the Company's industry;

               (9) the incurrence by the Company of Indebtedness owed to (borrowed from) any Subsidiary of the Company, and any Subsidiary of the Company may incur Indebtedness owed to (borrowed from) any other Subsidiary of the Company or the Company; provided, that in any case where the Company is the obligor, such obligations shall be unsecured and contractually subordinated in all respects to the obligations of the Company pursuant to the Notes, and any event that causes such Subsidiary no longer to be a Subsidiary (including by designation to be an Unrestricted Subsidiary) shall be deemed to be a new incurrence subject to this covenant;

               (10) the guaranty by any Subsidiary of the Company of Indebtedness of the Company or of another Subsidiary that was permitted to be incurred pursuant to this Indenture, substantially concurrently with such incurrence or at the time such Person becomes a Subsidiary; provided, that a Guarantor cannot guarantee debt of a Subsidiary that is not a Guarantor;

               (11) the incurrence by the Company and its Subsidiaries of Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by this Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates;

               (12) the incurrence by the Company and its Subsidiaries of Existing Indebtedness;

               (13) the incurrence by the Company of Indebtedness arising from agreements of the Company or its Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Company otherwise permitted by this Indenture;

               (14) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided, that in each such case, that the amount thereof is included in Consolidated Fixed Charges of the Company as accrued; and

               (15) the incurrence by the Company and its Subsidiaries of Indebtedness to the extent the proceeds thereof are used to purchase Notes pursuant to a Change of Control offer.

          (3) Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

          (4) Notwithstanding any other provision of this Section 4.7, and to avoid duplication only, a guarantee of Indebtedness of the Company or a Subsidiary of the Company incurred in accordance with the terms of this Indenture issued at the time such Indebtedness was incurred or if later at the time the guarantor thereof became a Subsidiary of the Company will not constitute a separate incurrence, or amount outstanding, of Indebtedness.
     Upon each incurrence, the Company may designate the provision of this Section 4.7 pursuant to which such Indebtedness is being incurred and, at the time of each subsequent incurrence in accordance with this Section 4.7, may reclassify such item of Indebtedness (or any part thereof) in any manner that complies with the provisions of this Section 4.7.

Section 1.32   Limitation on Liens.

     The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the Issue Date or upon any income or profits therefrom unless the Company provides, and causes its Subsidiaries to provide, concurrently therewith, that the Notes are equally and ratably so secured; provided, that if such Indebtedness is Subordinated Indebtedness, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes.

Section 1.33   Limitations on Restricted Payments.

          (1) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted
     Payment if, after giving effect to such Restricted Payment on a pro forma basis,

               (1) a Default or an Event of Default shall have occurred and be continuing,

               (2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in
          Section 4.7, or

               (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after the Issue Date, would exceed, without duplication, the sum of

                    (1) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which the consolidated financial statements of the Company are available (or, in the event the Consolidated Net Income of the Company for such period is a deficit, then minus 100% of such deficit), plus

                    (2) the aggregate Net Cash Proceeds received by the Company from a Capital Contribution or from the sale of Qualified Capital Stock of the Company (other than (1) to one of the Company's Subsidiaries and (2) to the extent applied in connection with a Qualified Exchange after the Issue Date), plus

                    (3) except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person resulting from distributions on or repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Company or any Subsidiary of the Company or from the Net Cash Proceeds from the sale of any such Investment (valued in each case as provided in the definition of ''Investments''), not to exceed, in each case, the amount of Investments previously made by the Company or any Subsidiary of the Company in such Person, plus

                    (4) 50% of any cash dividends received by the Company or any of its Subsidiaries after the date of this Indenture from an Unrestricted Subsidiary, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period, plus

                    (5) to the extent that any Unrestricted Subsidiary is redesignated as a Subsidiary after the date of this Indenture, the lesser of (1) the fair market value of the Investment by the Company in such Unrestricted Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary (the ''Designation Date'') plus the fair market value of any additional Investments in such Unrestricted Subsidiary made by the Company after the Designation Date, if any, and (2) the fair market value of such Investments as measured on the Determination Date, in each case to the extent such amount was not otherwise included in Consolidated Net Income of the Company.

          (2) The foregoing clauses (ii) and (iii) of paragraph (a), however, will not prohibit:

               (1) any dividend, distribution or other payments by any Subsidiary of the Company on its Equity Interests that is paid pro rata to all holders of such Equity Interests;

               (2)  a Qualified Exchange;

               (3) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions;

               (4) repurchases of the Capital Stock of the Company deemed to occur on the exercise of stock options;

               (5) payments in lieu of fractional shares not to exceed $2,000,000 in the aggregate;

               (6) repurchases of Capital Stock of the Company in accordance with a repurchase program that is approved and adopted by the Board of Directors of the Company and whose primary purpose is to provide Capital Stock to satisfy the obligations of the Company under stock option plans and employee stock purchase plans not to exceed $4,000,000 in the aggregate;

               (7) that portion of Investments the payment for which consists exclusively of the Equity Interests of the Company (other than Disqualified Stock); or

               (8) other Restricted Payments not to exceed $20,000,000 in the aggregate.

          (3) The full amount of any Restricted Payment made pursuant to the foregoing clauses (i), (iii), (v), (vi), and (viii) (but not pursuant to clause (ii), (iv) and (vii)) of paragraph (b) above, however, will be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (iii) of paragraph (a) above.

          (4) For purposes of this Section 4.9, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Board of Directors of the Company, unless stated otherwise, at the time made or returned, as applicable. Additionally, not later than the date of making each Restricted Payment, the Company shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions hereof pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms hereof.

Section   1.34     Limitation  on  Dividends  and  Other  Payment
     Restrictions Affecting Subsidiaries.

          (1) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any of its Subsidiaries to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any of its Subsidiaries, except

               (1) restrictions imposed by the Notes or this Indenture or by the other Indebtedness of the Company ranking senior or pari passu with the Notes; provided, that, except as set forth in clause (v) below, such restrictions are no more restrictive taken as a whole than those imposed by this Indenture and the Notes,

               (2)  restrictions imposed by applicable law,

               (3)  existing restrictions under Existing Indebtedness,

               (4) restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement (including any Equity Interest) relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired,

               (5) any restriction imposed by Indebtedness incurred under the Credit Agreement; provided, that such restriction or requirement is no more restrictive taken as a whole than that imposed by the Credit Agreement as of the Issue Date,

               (6) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold,

               (7) restrictions on transfer contained in Purchase Money Indebtedness; provided, that such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness,

               (8) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business,

               (9) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, and

               (10) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (i),
          (iii), (iv), (v) or (vii) above or this clause (x) that are not more restrictive taken as a whole than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

          (2) Notwithstanding the foregoing, (i) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice and (ii) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of this Indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

Section 1.35   Limitation on Transactions with Affiliates.

     The Company shall not, and shall not permit any of its Subsidiaries on or after the Issue Date to, enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an ''Affiliate Transaction''), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions)

          (1) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company than could have been obtained in an arm's length transaction with a non-Affiliate,

          (2) if involving consideration to either party in excess of $5,000,000 such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a majority of the members of the Board of Directors of the Company that are disinterested in such transaction, and

          (3) if involving consideration to either party in excess of $7,000,000, obtain a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States.

Section 1.36   Limitation on Sale of Assets and Subsidiary Stock.

          (1) The Company shall not, and shall not permit any of its Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Company, whether by the Company or any Subsidiary of the Company or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Company and including any sale and leaseback transaction (any of the foregoing, an ''Asset Sale''), unless

               (1)  either:

                    (1) an amount equal to the Net Cash Proceeds therefrom (the ''Asset Sale Offer Amount'') are applied within 365 days after the date of such Asset Sale to the repurchase of the Notes and such other Indebtedness on a parity with the Notes and with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the ''Asset Sale Offer'') at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the ''Asset Sale Offer Price'') together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, or

                    (2) within 365 days following such Asset Sale, the Asset Sale Offer Amount is

                         (1) invested in property or assets (other than notes, bonds, obligations and securities) which will immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction, or

                         (2) used to retire Purchase Money Indebtedness secured by the asset which was the subject of the Asset Sale, Indebtedness outstanding under the Credit Agreement or a Foreign Subsidiary Credit Agreement, or other Senior Debt, on a pro rata basis, and to permanently reduce (in the case of Senior Debt that is not such Purchase Money Indebtedness) the amount of such Indebtedness outstanding on the Issue Date or permitted pursuant to clause (b)(iii) of Section 4.7 (and, in the case of a revolver or similar arrangement that makes credit available on a committed basis, to permanently reduce the applicable commitment(s) by such amount or by the amount required by such agreement, whichever is less), except that, in the case of each of the provisions of clauses (A) and (B), only proceeds from an Asset Sale of assets or capital stock of a Foreign Subsidiary may be invested in or used to retire Indebtedness of a Foreign Subsidiary,

               (2) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents,

               (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to such Asset Sale, and

               (4) the Board of Directors of the Company determines in good faith that the Company received or such Subsidiary received, as applicable, fair market value for such Asset Sale.
(1)
          (2) An acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset
     Sales not applied as set forth in (i)(A) or (i)(B) above (the
     ''Excess Proceeds'') exceeds $10,000,000, and each Asset Sale
     Offer shall remain open for 20 Business Days following its commencement (the ''Asset Sale Offer Period'').

          (3) Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions hereof (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset
     Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by this Indenture and following the consummation of each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of (a)(ii) above, total consideration received means the total consideration received for such Asset Sales minus the amount of, (i) Purchase Money Indebtedness secured solely by the assets sold and assumed by a transferee; provided, that the Company is and its Subsidiaries are fully released from obligations in connection therewith and (ii) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents; provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original
     Asset Sale for which such property was received).

          (4) Notwithstanding, and without complying with, the provisions of this Section 4.12,

               (1) the Company and its Subsidiaries may, in the ordinary course of business,

                    (1) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business,

                    (2)  liquidate Cash Equivalents and

                    (3) liquidate securities that consist of shares of capital stock that are traded on a nationally recognized stock exchange,

               (2) the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Article V hereof,

               (3) the Company and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, and the Company may convey, sell, transfer, assign or otherwise dispose of assets to any Subsidiary of the Company provided such transaction is otherwise in compliance with
          Section 4.11, except that the Company is not required to comply with the provisions of clause (c) of such Section,

               (4) Subsidiaries of the Company may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any other Subsidiary of the Company,

               (5) the Company and its Subsidiaries may, in the ordinary course of business, convey, sell, transfer, assign, or otherwise dispose of assets (or related assets in related transactions) with a fair market value of less than $2,000,000,

               (6) the Company and its Subsidiaries may exchange assets held by the Company or such Subsidiaries for assets held by any Person or entity; provided, that (A) the assets received by the Company or such Subsidiaries in any such exchange will immediately constitute, be a part of, or be used in, a Related Business of the Company or such Subsidiaries, (B) the Board of Directors of the Company has determined that the terms of any exchange are fair and reasonable, (C) any such exchange shall be deemed to be an Asset Sale to the extent that the Company or any of its Subsidiaries receives cash or Cash Equivalents in such exchange, and (D) that, in the case of a transaction exceeding $10,000,000 of consideration to any party thereto, the Company shall have obtained a favorable written opinion by an independent financial advisor of national reputation in the United States as to the fairness from a financial point of view to the Company or such Subsidiaries of the proposed transaction,

               (7) the Subsidiaries of the Company may issue their Equity Interests to the Company or to another Subsidiary of the Company,

               (8)  Permitted Liens may be granted, and

               (9) the Company and its Subsidiaries may make or liquidate any Restricted Payment or Permitted Investment that is permitted by
          Section 4.9 hereof.

          (5) All Net Cash Proceeds from an Event of Loss in excess of $10,000,000 (other than the proceeds of any business interruption insurance) shall be reinvested or used as otherwise provided above in clauses (i)(A) or (i)(B) of paragraph (a) of this
     Section 4.12.

          (6) Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.12, compliance by the Company or any of its Subsidiaries with such laws and regulations shall not in and of itself cause a breach of the Company's obligations under this
     Section 4.12.

          (7) If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a
     Note is registered at the close of business on such Record Date, and such interest (or Liquidated Damages, if applicable) will not be payable to Holders who tender Notes pursuant to such Asset
     Sale Offer.

Section 1.37 Repurchase of Notes at the Option of the Holder upon a Change of Control.

          (1) In the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the ''Change of Control Offer''), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the ''Change of Control Purchase Date'') that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof
     (the ''Change of Control Purchase Price''), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date.

          (2) The Change of Control Offer shall be made within 10 Business Days following a Change of Control (but may be commenced prior to the Change of Control so long as it is contingent on the Change of Control) and shall remain open for 20 Business Days following its commencement (the ''Change of Control Offer Period''). Upon expiration of the Change of Control Offer Period, the Company shall promptly purchase all Notes properly tendered in response to the Change of Control Offer.

          (3) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company.

          (4) Prior to the commencement of a Change of Control Offer, but in any event within 45 days following any Change of Control, the Company shall:

               (1)

                    (1) repay in full and terminate all commitments of Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or

                    (2) offer to repay in full and terminate all commitments of Indebtedness under the Credit Agreement and all such other Senior Debt and repay the Indebtedness owed to each lender which has accepted such offer in full, or

               (2) obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the repurchase of the Notes as provided herein.

          (5) The failure of the Company to comply with the preceding sentence shall constitute an Event of Default described in clause
     (a)(iii) of Section 6.1, but without giving effect to the stated exceptions in that clause.

          (6)  On or before the Change of Control Purchase Date, the
     Company shall

               (1) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

               (2) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Notes or portion thereof so tendered, and

               (3) deliver to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company.

          (7) The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company will announce publicly the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

          (8) Any Change of Control Offer shall be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, compliance by the Company or any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of their obligations hereunder.

          (9) If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, then any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such interest (and Liquidated Damages, if applicable) will not be payable to Holders who tender the Notes pursuant to the Change of Control Offer.

Section 1.38   Limitation on Layering Indebtedness.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur, or suffer to exist any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness unless, by its terms, such Indebtedness is Indebtedness of the Company and is contractually subordinate in right of payment to, or ranks pari passu with, the Notes.

Section 1.39   Consolidation of Genetic Systems.

     Within 180 days following the Issue Date, the Company shall either (a) consolidate with or merge with (such that the Company is the surviving entity), or cause to be transferred to the Company all of the assets of, Genetic Systems or (b) cause Genetic Systems to irrevocably and unconditionally guarantee the Notes on a senior subordinated basis.

Section 1.40   Limitation on Status as Investment Company.

     The Company and its Subsidiaries shall not become required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the
"Investment Company Act")), or otherwise become subject to regulation under the Investment Company Act.

Section 1.41   Corporate Existence.

     Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

                            ARTICLE V
                           SUCCESSORS

Section 1.42   Merger, Consolidation or Sale of Assets.

          (1) The Company shall not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of the assets of the Company (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another
     Person or group of affiliated Persons unless

               (1) either (A) the Company is the continuing entity or (B) the resulting, surviving or transferee entity (the "Surviving
          Person") is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes, this Indenture and the Registration Rights Agreement,

               (2) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction,

               (3) unless such transaction is solely the merger of the Company with or into any person solely for the purpose of effecting a change in the state of incorporation of the Company and one of the Company's previously existing Wholly Owned Subsidiaries and which transaction is not for the purpose of evading this provision immediately after giving effect to such transaction on a pro forma basis, (A) the Surviving Person would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in
          Section 4.7 hereof, and (B) the Consolidated Net Worth of the Surviving Person is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction, and

               (4) each Guarantor, if any, unless such Guarantor is the Person with which the Company has entered into a transaction under this covenant shall have by amendment to its Guarantee confirmed that its Guarantee shall apply to the obligations of the Company or the obligations of the surviving entity, as applicable, in accordance with the Notes and this Indenture.

          (2) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the interest of the Company in which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 1.43   Successor Corporation Substituted.

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with
Section 5.1 hereof, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall (except in the case of a lease) succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.
                           ARTICLE VI
                      DEFAULTS AND REMEDIES

Section 1.44   Events of Default.

          (1) "Event of Default," wherever used herein, means any one of the following events:

               (1) the failure by the Company to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days,

               (2) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price (except as provided in Section
          4.13 hereof) or the Asset Sale Offer Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable (as set forth in Sections 4.13 and 4.12 hereof),

               (3) the failure by the Company or any of its Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or this Indenture and, except for Sections 4.12, 4.13,
          4.15 and 5.1 hereof, the continuance of such failure for a period of 45 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding,

               (4) a default in the Indebtedness of the Company or any of its Subsidiaries with an aggregate amount outstanding in excess of $10,000,000 (A) resulting from the failure to pay principal at maturity or (B) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity,

               (5) final unsatisfied judgments not covered by insurance aggregating in excess of $10,000,000, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days,

               (6) any Guarantee of a Guarantor that is a Significant Subsidiary (or group of Guarantors that on a combined basis would constitute a Significant Subsidiary) ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee) or any Guarantor that is a Significant Subsidiary (or group of Guarantors that on a combined basis would constitute a Significant Subsidiary) denies or disaffirms its Obligations under its Guarantee,

               (7) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

               (8) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

          (2) The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 1.45   Acceleration.

          (1) If an Event of Default (other than an Event of Default specified in clause (a)(vii) or (a)(viii) of Section 6.1 that occurs with respect to the Company) occurs and is continuing under this Indenture, then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest (and Liquidated Damages, if any) on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest (and Liquidated Damages, if any) shall be immediately due and payable; provided, however, that if any Designated Senior Debt is outstanding, upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of (i) the fifth Business Day after the sending to the Company and to the Representative under the Credit Agreement, of such written notice, unless such Event of Default is cured or waived prior to such date and (ii) the date of acceleration of any Designated Senior Debt. In the event a declaration of acceleration resulting solely from an Event of Default described in clause (a)(iv) above has occurred and is
     continuing,  such  declaration  of  acceleration  shall   be
     automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within five days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in clause (a)(iv) above has occurred that has not been cured or waived within five days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in clauses
     (a)(vii) or (a)(viii) above, relating to the Company, occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.

          (2) At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this
     Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Notes, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

               (1) the Company has paid or deposited with the Trustee cash sufficient to pay: (A) all overdue interest and Liquidated Damages, if any, on all Notes; (B) the principal of (and premium, if any, applicable to) any Notes which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Notes; (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and all other amounts due the Trustee under Section 7.7; and

               (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.4.

          (3) Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to (i) any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event and (ii) any provision or covenant requiring supermajority approval to amend, unless such default has been waived by such a supermajority. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

          (4) If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify each Representative of Senior Debt of the acceleration.

Section 1.46   Other Remedies.

          (1) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          (2) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 1.47   Waiver of Past Defaults.

     Subject to Section 6.7, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except a default:

          (1) in the payment of principal of, premium, if any, or interest on any Note not yet cured as specified in clauses (a)(i) and
     (a)(ii) of Section 6.1 hereof;

          (2)  in respect of a covenant or provision hereof which, under
     Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected, unless all such affected Holders agree, in writing, to waive such default;

          (3) any provision or covenant requiring supermajority approval to amend, unless such default has been waived by such a supermajority; or

          (4) the rescission of which would conflict with any judgment or decree of a court of competent jurisdiction.

          (5) Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right arising therefrom.

Section 1.48   Control by Majority.

     Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes not joining in the giving of such direction or that may involve the Trustee in personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

Section 1.49   Limitation on Suits.

          (1) A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

               (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

               (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

          (2) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 1.50   Rights of Holders of Notes to Receive Payment.

     Notwithstanding any other provision of this Indenture, except as permitted by Section 9.2 and subject to the provisions of Article XI, the right of any Holder of a Note to receive payment of the principal of, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 1.51   Collection Suit by Trustee.

     If an Event of Default specified in Section 6.1 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 1.52   Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise; provided, that nothing stated herein shall modify the rights as between the Holders of the Notes and the holders of Senior Debt or Senior Debt of the Guarantors, as applicable, as set forth in Article
XI. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditor's committee.

Section 1.53   Priorities.

          (1) If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

               (1) to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               (2) subject to the provisions of Article XI, to Holders of Notes for amounts due and unpaid on the Notes for principal and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the

          Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

               (3) to the Company or to such party as a court of competent jurisdiction shall direct.

          (2) The Trustee may fix a Record Date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
(1)
Section 1.54   Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to
Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                           ARTICLE VII
                             TRUSTEE

Section 1.55   Duties of Trustee.

          (1) If an Event of Default of which the Trustee has knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of its own affairs.

          (2) Except during the continuance of an Event of Default of which the Trustee has knowledge:

               (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1)  this paragraph (c) does not limit the effect of paragraph
          (b) of this Section;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by an Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

          (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and 7.2.

          (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 1.56   Rights of Trustee.

          (1) In connection with the Trustee's rights and duties under this Indenture, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting under this Indenture, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (7) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a)(i), 6.1(a)(ii) and 4.1 or (ii) any Default or
     Event of Default of which the Trustee shall have received written notification in the manner set for in this Indenture, or an officer in the corporate trust administration of the Trustee shall have obtained actual knowledge.

          (8) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit.
(1)
Section 1.57   Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 1.58   Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 1.59   Notice of Defaults Agreement.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice in the manner and to the extent provided by Section 313(c) of the TIA of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 1.60   Reports by Trustee to Holders of the Notes.

          (1) Within 60 days after each March 15 beginning with the March 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA 313(a) (but if no event described in TIA
       313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA 313(c).

          (2) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 1.61   Compensation and Indemnity.

          (1) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its
     services.    Such  expenses  shall  include  the  reasonable
     compensation, disbursements and expenses of the Trustee's agents and counsel.

          (2) The Company shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct.
     The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          (3) The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

          (4) To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes;
     provided, that nothing stated herein shall modify the rights as between the Holders of the Notes and the holders of the Senior
     Debt or Senior Debt of the Guarantors, as applicable, as set forth in Article XI hereof. Such Lien shall survive the satisfaction and discharge of this Indenture.

          (5) When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(a)(vii) or 6.1(a)(viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          (6) The Trustee shall comply with the provisions of TIA 313(b)(2) to the extent applicable.

Section 1.62   Replacement of Trustee.

          (1) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section
     7.8.

          (2) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

               (1)  the Trustee fails to comply with Section 7.10 hereof;

               (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (3) a Custodian or public officer takes charge of the Trustee or its property; or

               (4)  the Trustee becomes incapable of acting.

          (3) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          (4) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (5) If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (6) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
     Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under
     Section 7.7 hereof shall continue for the benefit of the retiring
     Trustee.

Section 1.63   Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 1.64   Eligibility; Disqualification.

          (1) There shall at all times be a Trustee hereunder that is a corporation or trust company (or a member of a bank holding company) organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is a member has) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

          (2) This Indenture shall always have a Trustee who satisfies the requirements of TIA 310(a)(1), (2) and (5). The Trustee is subject to TIA 310(b).

Section 1.65   Preferential Collection of Claims against Company.

     The  Trustee  is  subject  to  TIA   311(a),  excluding  any
creditor relationship listed in TIA 311(b). A Trustee who has resigned or been removed shall be subject to TIA 311(a) to the extent indicated therein.


                          ARTICLE VIII
            LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section  1.66    Option  to Effect Legal Defeasance  or  Covenant
     Defeasance.

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 1.67   Legal Defeasance and Discharge.

     Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, each of the Company and the Guarantors, as applicable, shall, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, such Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due,
(b)  the  Company's obligations with respect to such Notes  under
Article II and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this
Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section
8.3 hereof.

Section 1.68   Covenant Defeasance.

     Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section
8.4 hereof, the Company and the Guarantors shall be released from their respective obligations under Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and
clause (iii) of Section 5.1 hereof and the Guarantors shall be released from their obligations under Section 10.3(b) hereof, in each case on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and the Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this

Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the applicable conditions set forth in Section
8.4 hereof, (a) Sections 6.1(a)(iii) through 6.1(a)(vi) hereof shall not constitute Events of Default and (b) Sections 6.1(a)(vii) and 6.1(a)(viii) shall not constitute Events of Default as of the 91st day following the occurrence of the Company's exercise of Covenant Defeasance; provided, however, that for all other purposes as set forth herein, such Covenant Defeasance provisions shall be effective.

Section 1.69   Conditions to Legal or Covenant Defeasance.

          (1) The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

               In order to exercise either Legal Defeasance or Covenant Defeasance:

               (1) the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, Liquidated Damages, if any, and interest on such Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, Liquidated Damages, if any, or interest on such Notes, and the Holders of Notes must have a valid, perfected, exclusive security interest in such trust;

               (2) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or
          (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (3) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

               (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the

          Holders of such Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

               (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, clauses (i) through (vi) and, in the case of the Opinion of Counsel, clauses (i) (with respect to the validity and perfection of the security interest), (ii),
          (iii) and (v) of this paragraph (a) have been complied with.

          (2) If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due, then the obligations of the Company and the Guarantors under this Indenture will be revived and no such defeasance shall be deemed to have occurred.

Section  1.70   Deposited Money and Government Securities  to  be
     Held in Trust; Other Miscellaneous Provisions.

          (1) Subject to Section 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

          (2) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          (3) Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of
     independent  public  accountants  expressed  in  a   written
     certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 1.71   Repayment to Company.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The

Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 1.72   Reinstatement.

          If the Trustee or Paying Agent is unable to apply any United States legal tender or U.S. Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 1.73   Satisfaction and Discharge.

     In addition to the Company's rights under Sections 8.2 and 8.3, the Company and the Guarantors may terminate all of their obligations under this Indenture (subject to Section 8.7) when:

          (1) either (i) all such outstanding Notes theretofore authenticated and delivered (other than Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation, or (ii) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable or, within one year will become due and payable or subject to redemption under Section 3.7 hereof, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity of the Notes;

          (2)  the Company has paid all sums payable hereunder;

          (3) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be;

          (4) the Holders have a valid, perfected, exclusive security interest in such trust; and

          (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all
     conditions  precedent  specified  herein  relating  to   the
     satisfaction and discharge of this Indenture have been complied with, and that such satisfaction and discharge will not result in a breach or violation of, or constitute a Default under, this Indenture or any other material instrument to which the Company, any Guarantors or any of their Subsidiaries is a party or by which it or their property is bound.
(1)
                           ARTICLE IX
                AMENDMENT, SUPPLEMENT AND WAIVER

Section 1.74   Without Consent of Holders of Notes.

          (1) Notwithstanding Section 9.2 of this Indenture, the Company, any Guarantor and the Trustee may amend or supplement this Indenture, the Notes or any Guarantee, without the consent of any Holder of a Note:

               (1)  to cure any ambiguity, defect or inconsistency;

               (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

               (3) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article V hereof;

               (4)  to provide for additional Guarantors as set forth in
          Section 10.4 or for the release or assumption of a Guarantee in compliance with this Indenture;

               (5) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder of any Holder;

               (6) to comply with the provisions of the Depositary, Euroclear or Cedel or the Trustee with respect to the provisions of this Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein; or

               (7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

          (2) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

Section 1.75   With Consent of Holders of Notes.

          (1) Except as expressly stated otherwise in this Section 9.2, and subject to Sections 6.4 and 6.7 hereof, the Company, any Guarantor and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes); provided, that no such modification may, without the consent of Holders of at least 66_% in aggregate principal amount of Notes at the time outstanding, modify the provisions (including the defined terms used therein) of Section
     4.13 in a manner adverse to the Holders; and provided, further, that no such modification may, without the consent of each Holder affected thereby

               (1) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof at the Company's option, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon (and Liquidated Damages, if any) is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or in the case of redemption at the Company's option, on or after the Redemption Date), or, after the applicable Change of Control or Asset Sale occurs, reduce the corresponding Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used herein) of Article III of this Indenture in a manner adverse to the Holders; or

               (2) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture; or

               (3) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

          (2) In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

          (3) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

          (4) It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          (5) After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
(1)
Section 1.76   Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 1.77   Revocation and Effect of Consents.

          (1) Until an amendment, supplement or waiver becomes effective (as determined by the Company and which may be prior to any such amendment, supplement or waiver becoming operative), a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective (as determined by the Company).

          (2) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

          (3) After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (a)(i) through (a)(iii) of Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any) on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

Section 1.78   Notation on or Exchange of Notes.

          (1) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          (2) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 1.79   Trustee to Sign Amendments, etc.

     The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture.


                           ARTICLE X
                           GUARANTEES

Section 1.80   Guarantees.

          (1) Subject to the provisions of this Article X, and in consideration of good and valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, each Guarantor that from time to time shall be required to execute a supplemental indenture in accordance with Section 10.4 hereof, jointly and severally, if any, to the fullest extent permitted under applicable law, irrevocably and unconditionally guarantees, as to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:
     (i) the principal of, and premium and interest and Liquidated Damages, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, upon an Asset Sale Offer or otherwise (collectively, the "Guarantee Obligations"). Failing payment when due of any Guarantee Obligation or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor shall be obligated to pay, or to perform or to cause the performance of, the same immediately and before the failure to so pay becomes an Event of Default. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Guarantee, and shall entitle the Trustee or the Holders of Notes to accelerate the Guarantee Obligations of each Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company.

          (2) Each Guarantor hereby agrees that, to the fullest extent permitted under applicable law, its Guarantee Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby, to the fullest extent permitted under applicable law, waives and relinquishes, (i) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Guarantors; (ii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (iii) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantors, the Company, the Subsidiaries, any Benefitted Party, any creditor of the Guarantors, the Company or the Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (vi) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (v) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;
     (vi) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (vii) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantors hereby covenant that, except as otherwise provided therein, the Guarantees shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture or as provided in Section 8.1.

          (3) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantors, or any trustee or similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or the Guarantors to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in
     Article VI hereof for the purposes hereof, notwithstanding any
     stay,  injunction  or  other  prohibition  preventing   such
     acceleration in respect of the Guarantee Obligations, and (ii) in the event of any acceleration of such obligations as provided in
     Article VI hereof, such Guarantee Obligations (whether or not due and payable), shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee.

Section 1.81   Execution and Delivery of Guarantees.

          (1) To evidence the Guarantees set forth in Section 10.1 hereof, each of the Guarantors agrees that a supplemental indenture substantially in the form of Exhibit E hereto shall be executed on behalf of each of the Guarantors by an Officer of each of the Guarantors.

          (2) Each of the Guarantors agree that the Guarantees set forth in this Article X shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantees.

          (3) If an Officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantees are endorsed, the Guarantees shall be valid nevertheless.

          (4) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

Section  1.82    Guarantors  May Consolidate,  etc.,  on  Certain
     Terms.

          (1) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of any Guarantor with or into
     each  other  or  with or into the Company.   Upon  any  such
     consolidation or merger, the Subsidiary Guarantee of the Subsidiary Guarantor that does not survive the consolidation or merger shall no longer be of any force or effect.

          (2) Except for a merger or consolidation in which a Guarantor is sold and its Guarantee is released in compliance with the provisions of Section 10.5, no Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, subject to the provisions of the following paragraph and certain other provisions of this Indenture, (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such person shall unconditionally guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's Guarantee and this Indenture on the terms set forth in this Indenture; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing. In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

          (3) The Trustee, subject to the provisions of Section 12.4 hereof, shall be entitled to receive an Officers' Certificate as conclusive evidence that any such consolidation or merger, and any such assumption of Guarantee Obligations, comply with the provisions of this Section 10.3. Such Officers' Certificate shall comply with the provisions of Section 12.5.

Section 1.83   Future Guarantors.

     The Company shall not permit any Subsidiary individually or together with all other Subsidiaries that are not Guarantors to become Material Domestic Subsidiaries unless such Subsidiary and all such other Subsidiaries, if applicable, simultaneously executes a supplemental indenture to this Indenture providing for the Guarantee of the payment of the Notes by such Subsidiary or Subsidiaries, which Guarantee(s) shall be irrevocable and unconditional in respect of all principal, premium, if any, Liquidated Damages, if any, and interest on the Notes on a senior subordinated basis and shall execute a supplemental indenture substantially in the form of Exhibit E hereto.

Section 1.84   Release of Guarantors.

          (1) Notwithstanding Section 10.3(b), upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all of its assets) to an entity which is not a Subsidiary, or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with this Indenture (including, without limitation, the provisions of Section 4.12), such Guarantor shall be deemed released from its obligations under its Guarantee of the Notes.

          (2) Upon delivery by the Company to the Trustee of an Officer's Certificate, to the effect that such sale or other disposition or that such designation was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its Guarantee Obligations under its Guarantee. Except as provided in Section 10.3(a), any Guarantor not released from its Guarantee Obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.

          (3)  Notwithstanding the foregoing provisions of this Article X,
     (i) any Guarantor whose Guarantee would otherwise be released pursuant to the provisions of this Section 10.5 may elect, at its sole discretion, by written notice to the Trustee, to maintain such Guarantee in effect notwithstanding the event or events that otherwise would cause the release of such Guarantee (which election to maintain such Guarantee in effect may be conditional or for a limited period of time), and (ii) any Subsidiary of the Company which is not a Guarantor may elect, at its sole discretion, by written notice to the Trustee, to become a Guarantor (which election may be conditional or for a limited period of time).

Section  1.85    Limitation  of  Guarantor's  Liability;  Certain
     Bankruptcy Events.

          (1) Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligation of such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the Guarantee Obligations of such Guarantor under this Article X shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Guarantee Obligations of such other Guarantor under this Article X, result in the Guarantee Obligations of such Guarantor under the Guarantee of such Guarantor not constituting a fraudulent transfer or conveyance.

          (2) Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee Obligations and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy
     Law or otherwise.

Section 1.86   Application of Certain Terms and Provisions to the
     Guarantors.

          (1) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.1 shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

          (2) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 12.2 as if references therein to the Company were references to such Guarantor.

          (3) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on any Guarantor may be given or served as described in Section 12.2 as if references therein to the Company were references to such Guarantor.
(1)
          (4) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 12.4 hereof as if all references therein to the Company were references to such Guarantor.

Section 1.87   Subordination of Guarantees.

          (1) The obligations of each Guarantor under its Guarantee pursuant to this Article X is subordinated in right of payment to the prior payment in full in cash of all Senior Debt of such Guarantor on the same basis as the Notes are subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of Notes pursuant to this Indenture, including Article XI hereof. In the event that the Trustee receives any Guarantor payment at a time when an officer of the corporate trust administration of the Trustee has actual knowledge that such payment is prohibited by the foregoing sentence, such Guarantor payment shall be paid over and delivered to the holders of the Senior Debt of such Guarantor remaining unpaid, to the extent necessary to pay in full all such Senior Debt. In the event that a Holder receives any Guarantor payment at a time when such payment is prohibited by the foregoing sentence, such Guarantor payment shall be paid over and delivered to the holders of the Senior Debt of such Guarantor remaining unpaid, to the extent necessary to pay in full all such Senior Debt.

          (2) Each Holder of a Note by its acceptance thereof (i) acknowledge that as of the Issue Date there are no Guarantors,
     (ii)  agrees to and shall be bound by the provisions of this
     Section 10.8, (iii) authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary and appropriate to effectuate the subordination so provided, and (vi) appoints the Trustee as the Holder's attorney-in-fact for any and all such purposes.


                            ARTICLE X
                          SUBORDINATION

Section 1.88   Notes Subordinate to Senior Debt.

          (1) The Company, the Guarantors and each Holder, by its acceptance of the Notes, agree that (i) the payment of the principal of and interest on the Notes and (ii) any other payment in respect of the Notes, including on account of the acquisition or redemption of the Notes by the Company and the Guarantors (including, without limitation, pursuant to Sections 4.12 and 4.13 and Article X), as applicable, is subordinated, to the extent and in the manner provided in this Article XI, to the prior payment in full in cash of all Senior Debt and that these subordination provisions are for the benefit of the holders of Senior Debt.

          (2) This Article XI shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

Section 1.89   No Payment on Notes in Certain Circumstances.

          (1) No payment (by set-off or otherwise) shall be made by or on behalf of the Company or the Guarantors, as applicable, on account of the principal of, premium, if any, or interest (or Liquidated Damages, if any) on the Notes, or on account of any other obligation for the payment of money due in respect of the Notes, or on account of the redemption provisions of the Notes (including any repurchases of Notes), for cash or property (other than payments made with Junior Securities or from the trust described in Sections 8.2 and 8.3 hereof), in the event of a default in the payment of any principal of, premium, if any, or interest on, Designated Senior Debt of the Company or such Guarantor when it becomes due and payable, whether at maturity, or at a date fixed for prepayment or by declaration of acceleration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

          (2) Upon (i) the happening of an event of default other than a Payment Default that permits the holders of Designated Senior
     Debt or any representative thereof to declare such Designated
     Senior Debt to be due and payable (a "Non-payment Default") and
     (ii)  written  notice of
     such event of default specifically referring to this Section 11.2 given to the Company and the Trustee by the Representative under the Credit Agreement (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the  Company or any Guarantor, as applicable, including  the principal of, premium, if any, or interest on the Notes  (or
     Liquidated Damages, if any), or on account of the redemption provisions of the Notes (including any repurchases of any of the
     Notes), in any such case, other than payments made with Junior Securities or from the trust described in Sections 8.2 and 8.3 hereof.  Notwithstanding the foregoing, unless the Designated
     Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the
     "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company and the Guarantors shall be required  to pay all sums not paid to the Holders of the Notes during the Payment Blockage
     Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of Payment
     Notices may be given;  provided, that (i) not more than  one
     Payment  Notice shall be given within a period  of  any  360 consecutive days, and (ii) no Non-payment Default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period (unless such default shall have been cured or waived for a period of not less than 120 days).

          (3) In furtherance of the provisions of Section 11.1, in the event that, notwithstanding the foregoing provisions of this
     Section 11.2 and the provisions of Section 11.3, any payment or distribution of assets of the Company or any Guarantor (other than Junior Securities or from the trust described in Sections
     8.2 and 8.3 hereof) shall be received by the Trustee or the Holders at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment or distribution is prohibited by the foregoing provisions of this Section 11.2 or the provisions of Section 11.3, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior
     Debt   remaining  unpaid  or  unprovided  for  or  to  their
     representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Debt in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

Section  1.90   Notes Subordinate to Prior Payment of All  Senior
     Debt on Dissolution, Liquidation or Reorganization.

     Upon any distribution of the assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

          (1) the holders of all Senior Debt shall first be entitled to receive payment in full in cash or Cash Equivalents (or have such payment duly provided for in accordance with the terms thereof) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders are entitled to receive any payment on account of any Obligation in respect of the Notes, including the principal of, premium, if any, and interest on the

     Notes or Liquidated Damages, if any, pursuant to the Registration Rights Agreement (other than Junior Securities); and

          (2) any payment or distribution of assets of the Company or any Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in this Indenture, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full (or have such payment duly provided for to the satisfaction of the Holders of the Senior Debt) on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

Section  1.91   Holders to be Subrogated to Rights of Holders  of
     Senior Debt.

     Subject to the payment in full of all Senior Debt as provided herein, the Holders of Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Company and any Guarantor applicable to the Senior Debt until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Debt by or on behalf of the Company or any Guarantor, or by or on behalf of the Holders by virtue of this Article XI, which otherwise would have been made to the Holders shall, as between the Company or any Guarantor and the Holders, be deemed to be payment by the Company or any Guarantor or on account of such Senior Debt, it being understood that the provisions of this
Article XI are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Debt, on the other hand.

Section  1.92    Obligations of the Company  and  the  Guarantors
     Unconditional.

     Nothing contained in this Article XI or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company and any Guarantor and the Holders, the obligation of each such Person, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on (or, if applicable, Liquidated Damages, if any) the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company and the Guarantors other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon any default under this Indenture, subject to the rights, if any, under this Article XI, of the holders of Senior Debt, including, without limitation, their right to receive any cash, property or Notes of the Company and any Guarantor received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article XI or elsewhere in this Indenture or in the Notes, upon any distribution of assets of the Company and the Guarantors referred to in this Article XI, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XI. Nothing in this Article XI shall apply to the claims of, or payments to, the Trustee under or pursuant to
Section 7.7.

Section 1.93 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

     The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a corporate trust officer of the Trustee or any Paying Agent shall have received at the addresses for notices set forth in Section 12.2, no later than two Business Days prior to such payment written notice thereof specifically referring to this Article XI from the Company or from one or more holders of Senior Debt or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

     The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt or a representative on behalf of such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person who is a holder of Senior Debt to participate in any payment or distribution pursuant to this Article XI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XI, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or until such time as the Trustee shall be otherwise satisfied as to the right of such Person to receive such payment.

Section  1.94    Application by Trustee of Assets Deposited  with
     It.

     Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Holders and, to the extent (i) the making of such deposit by the Company shall not be in contravention of any term or provisions the Credit Agreement or other Senior Debt and (ii) allocated for the payment of Notes, shall not be subject to the subordination provisions of this Article XI. Otherwise, any deposit of assets with the Trustee or the Paying Agent (whether or not in trust) for the payment of principal of or interest on any Notes shall be subject to the provisions of Sections 11.1, 11.2, 11.3 and 11.4; provided, that, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 11.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

Section  1.95    Subordination Rights Not  Impaired  by  Acts  or
     Omissions of the Company, the Guarantors or Holders of Senior
     Debt.

     No right of any present or future holders of any Senior Debt to enforce subordination provisions contained in this Article XI shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Debt may extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company and the Guarantors, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. The subordination provisions contained in this Indenture are for the benefit of the holders from time to time of Senior Debt and may not be rescinded, cancelled, amended or modified in any way other than any amendment or modification that would not adversely affect the rights of any holder of Senior Debt or any amendment or modification that is consented to by each holder of Senior Debt that would be adversely affected thereby. The subordination provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of the Senior Debt upon the insolvency, bankruptcy, or reorganization of the Company or any Guarantor, or otherwise, all as though such payment has not been made.

Section   1.96     Holders   Authorize  Trustee   To   Effectuate
     Subordination of Notes.

     Each Holder of the Notes by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XI and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company or any Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any
Guarantor), the immediate filing of a claim for the unpaid balance of his Notes in the form required in said proceedings and cause said claim to be approved. In the event of any liquidation or reorganization of the Company or any Guarantor in bankruptcy, insolvency, receivership or similar proceeding, if the Holders of the Notes (or the Trustee on their behalf) have not filed any claim, proof of claim, or other instrument of similar character necessary to enforce the obligations of the Company or any
Guarantor in respect of the Notes at least thirty (30) days before the expiration of the time to file the same, then in such event, but only in such event, the Representatives under the
Credit Agreement or the holders of an aggregate of at least $5,000,000 principal amount outstanding of any other Senior Debt or a representative on their behalf may, as an attorney-in-fact for such Holders, file any claim, proof of claim, or other instrument of similar character on behalf of such Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their representative to vote in respect of the claim of any Holder in any such proceeding. As a condition to taking any action by the Trustee pursuant to this Section 11.9, the Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred thereby.

Section 1.97   Rights of Trustee to Hold Senior Debt.

     The Trustee shall be entitled to all of the rights set forth in this Article XI in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 1.98   Article XI Not to Prevent Events of Default.

     The failure to make a payment on account of principal of, premium, if any, or interest (or Liquidated Damages, if any) on the Notes by reason of any provision of this Article XI shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Notes.

Section  1.99   No Fiduciary Duty of Trustee to Holders of Senior
     Debt.

     The Trustee shall not be deemed to owe any fiduciary duty to the  holders of Senior Debt, and shall not be liable to any  such holders (other than for its willful misconduct or negligence)  if it  shall in good faith mistakenly pay over or distribute to  the
Holders  of  Notes  or the Company, any Guarantor  or  any  other
Person,  cash, property or Notes to which any holders  of  Senior
Debt shall be entitled by virtue of this Article XI or otherwise.
Nothing in this Section 11.12 shall affect the obligation of  any other such Person to hold such payment for the benefit of, and to pay  such  payment over to, the holders of Senior Debt  or  their
representative.   In  the  event  of  any  conflict  between  the
fiduciary duty of the Trustee to the Holders of Notes and any duty to the holders of Senior Debt, the Trustee is expressly authorized to resolve such conflict in favor of the Holders.

Section 1.100  Notice by Company.

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article XI, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article XI.

                           ARTICLE XI
                          MISCELLANEOUS

Section 1.101  Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

Section 1.102  Notices.

          (1) Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

               If to the Company:

               Bio-Rad Laboratories, Inc.
               1000 Alfred Nobel Drive
               Hercules, California  94547
               Telephone No.:  (510) 741-7000
               Telecopier No.:  (510) 741-5815
               Attention: Chief Financial Officer


               With a copy (which shall not constitute notice) to:

               Latham & Watkins
               505 Montgomery Street, Suite 1900
               San Francisco, California  94111
               Telephone No.:  (415) 391-0600
               Telecopier No.:  (415) 395-8095
               Attention: Tracy K. Edmonson, Esq.

               If to the Trustee:

               Norwest Bank Minnesota, N.A.
               333 South Grand Avenue, Suite 740
               Los Angeles, California  90071
               Telephone No.:  (213) 253-6320
               Telecopier No.:  (213) 680-1827
               Attention:  Jeanie Mar

          (2) The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications; provided, that until such time, all notices under this Indenture to the Trustee shall be sent to both of the Trustee's addresses set forth above.

          (3) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          (4) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          (5) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          (6) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section  1.103   Communication by Holders  of  Notes  with  Other
     Holders of Notes.

     Holders  may communicate pursuant to TIA  312(b) with  other
Holders with respect to their rights under this Indenture or  the
Notes.   The Company, any Guarantors, the Trustee, the  Registrar
and anyone else shall have the protection of TIA  312(c).

Section   1.104    Certificate  and  Opinion  as  to   Conditions
     Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee, if required by the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

Section 1.105  Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA 314(a)(4)) shall comply with the provisions of TIA 314(e) and shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials.

Section 1.106  Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at  a
meeting  of  Holders.   The Registrar or Paying  Agent  may  make
reasonable  rules  and  set  reasonable  requirements   for   its
functions.

Section  1.107   No  Personal  Liability of Directors,  Officers,
     Employees and  Stockholders.

     No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Company or the Guarantors (or any such successor entity), as such, shall have any liability for any Obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with this Indenture. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 1.108  Governing Law.

          (1) THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

          (2) EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING
     IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF
     THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR
     ANY NOTEHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE GUARANTORS IN ANY OTHER JURISDICTION.

Section 1.109  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 1.110  Successors.

     All  agreements  of the Company and the Guarantors  in  this
Indenture  and  the  Notes  shall  bind  their  successors.   All
agreements of the Trustee in this Indenture shall bind its successors.

Section 1.111  Severability.

     In case any one or more of the provisions of this Indenture or in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 1.112  Counterpart Originals.

     The   parties  may  sign  any  number  of  copies  of   this
Indenture.   Each signed copy shall be an original,  but  all  of
them together represent the same agreement.

Section 1.113  Table of Contents, Headings, etc.

     The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                 [Signatures on following page]

                           SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.



                              THE COMPANY:

                              BIO-RAD LABORATORIES, INC.



                              By: /s/ Thomas C. Chesterman
                              Name: Thomas C. Chesterman
                              Title:Vice President & Chief Financial Officer



                              By: /s/ Ronald W. Hutton
                              Name: Ronald W. Hutton
                              Title:Treasuer



                              THE TRUSTEE:

                              NORWEST BANK MINNESOTA, N.A.



                              By: /s/Jeanie Mar
                              Name: Jeanie Mar
                              Title:Vice President

                                                        EXHIBIT A

                         [FORM OF NOTE]

                   BIO-RAD LABORATORIES, INC.

  11-5/8% [SERIES A] [SERIES B]1 SENIOR SUBORDINATED NOTE DUE 2007

No.                                            CUSIP:  __________
                                                $________________

     Bio-Rad Laboratories, Inc., a Delaware corporation (hereinafter called the "Company" which term includes any successors under this Indenture hereinafter referred to), for value received, hereby promises to pay to _________________________, or registered assigns, the principal sum of _________________________ Dollars, on February 15, 2007.

     Interest   Payment  Dates:   February  15  and  August   15;
commencing August 15, 2000.

     Record Dates: February 1 and August 1.

     Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.



                         BIO-RAD LABORATORIES, INC.,
                         a Delaware corporation



                         By:
                         Name:
                         Title:



                         By:
                         Name:
                         Title:





TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This  is  one  of  the  Notes described in  the  within-mentioned
Indenture.



NORWEST BANK MINNESOTA, N.A.,
as Trustee



By:
     Authorized Signatory


Dated:

                         (Back of Note)

 11-5/8% [Series A] [Series B]2 Senior Subordinated Notes due 2007

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO
SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]3

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]4

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.]5

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER  THE
U.S.  SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES  ACT"),
AND,  ACCORDINGLY, MAY NOT BE OFFERED, SOLD,

PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
HOLDER:

(1) REPRESENTS THAT, IN CONNECTION WITH EXEMPT RESALES OF THE NOTES BY WARBURG DILLON READ LLC AND ABN AMRO INCORPORATED (THE "INITIAL PURCHASERS"), (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A
"QIB") OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT, IN CONNECTION WITH RESALES AND TRANSFERS OF THE NOTES OTHER THAN EXEMPT RESALES OF THE NOTES BY THE INITIAL PURCHASERS, IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF
REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
(E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN
AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3)  AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE
OR  AN  INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY  TO
THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "U.S. PERSON" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.]6

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1.    Interest.   Bio-Rad  Laboratories,  Inc.,  a  Delaware
corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11_% per annum until maturity and shall pay the Liquidated Damages, if any, payable pursuant to
Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date;  provided, further, that
the  first  Interest Payment Date shall be August 15, 2000.   The
Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest
in   any   proceeding  under  any  Bankruptcy  Law)  on   overdue
installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on this Note (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date (each a "Record Date"), even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as defined below) with respect to defaulted interest. This Note will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained within the City and State of New York for such purpose, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds to an account within the United States will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, Norwest Bank Minnesota, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued this Note under an Indenture dated as of February 17, 2000 ("Indenture") between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code 77aaa-77bbbb). This Note is subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes will be limited in aggregate principal amount to $150,000,000.

     5.   Optional Redemption.

          Except as set forth below, the Notes shall not be redeemable by the Company.

          (1) The Notes shall be redeemable for cash at the option of the Company, in whole or in part, at any time prior to February 15, 2004, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, thereon to, the Redemption Date.

          (2) The Notes shall be redeemable for cash at the option of the Company, in whole or in part, at any time on or after February
     15, 2004, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing February 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive the corresponding interest due (and the corresponding Liquidated Damages, if any) on the corresponding Interest Payment Date that is on or prior to such redemption date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date:


     Year                        Percentage

     2004                        105.813%

     2005                        102.906%

     2006                        100.000%

     2007 and thereafter         100.000%

          (3) Notwithstanding the provisions of paragraph (a), at any time or from time to time prior to February 15, 2003, upon any sale of the  common stock of the Company, up to 35% of the aggregate
     principal amount of the Notes originally issued under   this
     Indenture may be redeemed at the option of the Company within 90 days of such sale, on not less than 30 days, but not more than 60 days, prior notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such sale, at a redemption price equal to 111.625% of the principal amount thereof (subject to the right of Holders of record on a Record
     Date to receive the corresponding interest (and the corresponding Liquidated Damages, if any) due on the Interest Payment Date that is on or prior to such redemption date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date; provided, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to this Indenture remain outstanding.

          (4) Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in such payments due on the redemption date.

     6. Repurchase of Notes at the Option of the Holder upon a Change of Control. In the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company, to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the ''Change of Control Purchase Date'') that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date.

     7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered  and  Notes  may  be  exchanged  as  provided  in  the
Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay
any   taxes  and  fees  required  by  law  or  permitted  by  the
Indenture.   The  Company  need  not  exchange  or  register  the
transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

     8. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     9. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes; provided, that no such modification may, without the consent of Holders of at least 66_% in aggregate principal amount of Notes at the time outstanding, modify the provisions (including the defined terms used therein) of Section
4.13  of  the

Indenture  in a manner  adverse  to  the  Holders.
Without the consent of any Holder of a Note, the Indenture, the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to provide for additional Guarantors as set forth in the Indenture or for the release or assumption of Guarantees in compliance with the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes (including the addition of any Guarantor) or that does not adversely affect the rights under the Indenture of any such Holder, to comply with the provisions of the Depositary, Euroclear or Cedel or the Trustee with respect to the provisions of the Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

     10. Defaults and Remedies. The Indenture provides that each of the following constitutes an Event of Default:

          (a)   the failure by the Company to pay any installment
     of  interest (or Liquidated Damages, if any) on the Notes as
     and   when  the  same  becomes  due  and  payable  and   the
     continuance of any such failure for 30 days;

          (b) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price (except as provided in Section 4.13 of the Indenture), or the Asset Sale Offer Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer, or Asset Sale Offer, as applicable (as set forth in Sections 4.13 and 4.12 of the Indenture);

          (c) the failure by the Company or any of its Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, except for the provisions under Sections 4.12, 4.13, 4.15 and 5.1 of the Indenture, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

          (d) a default in the Indebtedness of the Company or any of its Subsidiaries with an aggregate amount outstanding in excess of $10,000,000 (i) resulting from the failure to pay principal at maturity or (ii) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

          (e)    final  unsatisfied  judgments  not  covered   by
     insurance aggregating in excess of $10,000,000, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days;

          (f) any Guarantee of a Guarantor that is a Significant Subsidiary (or group of Guarantors that on a combined basis would constitute a Significant Subsidiary) ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee) or any Guarantor that is a Significant Subsidiary (or group of Guarantors that on a combined basis would constitute a Significant Subsidiary) denies or disaffirms its Obligations under its Guarantee;

          (g) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect,
     (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Company or any Significant
     Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (h) the Company or any Significant Subsidiary (i) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (iii) effects any general assignment for benefit of creditors.

     11. Subordination. The Notes and the Guarantees are subordinated in right of payment, to the extent and in the manner provided in Article XI and Section 10.8 of the Indenture, to the prior payment in full of all Senior Debt. The Company agrees, and each Holder by accepting a Note consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

     12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     13. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Company or the Guarantors (or any such successor entity), as such, shall have any liability for any Obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with this Indenture. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     16. Additional Rights of Holders of Transfer Restricted Notes.7 In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Company and the Initial Purchasers (the "Registration Rights Agreement").

     17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

     18. Notation of Guarantee. As more fully set forth in the Indenture, the Company's obligations under the Notes shall be
guaranteed,  to  the  extent  permitted  by  law,  on  a   senior
     subordinated basis by each of the Guarantors that from time to time shall be required to execute a supplemental indenture in accordance with the provisions of Section 10.4 of the Indenture.

     19.  Governing Law.

          (a)   THE INDENTURE AND THE NOTES SHALL BE GOVERNED  BY
     AND  CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE  STATE  OF
     NEW  YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401  OF
     THE NEW YORK GENERAL OBLIGATIONS LAW.

          (b) EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY NOTEHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE GUARANTORS IN ANY OTHER JURISDICTION.

     The  Company will furnish to any Holder upon written request
and   without  charge  a  copy  of  the  Indenture   and/or   the
Registration Rights Agreement.  Requests may be made to:

               Bio-Rad Laboratories, Inc.
               1000 Alfred Nobel Drive
               Hercules, California  94547
               Attention:  Chief Financial Officer
               Telephone No.:  (510) 741-7000

                        Assignment Form


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


         (Insert assignee's soc. sec. or tax I.D. no.)








     (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.




Date:

                         Your Signature:
     (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*









*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion
Program  (INSP.);  (iii)  The  Stock Exchange  Medallion  Program
(SEEP); or (iv) in such other guarantee program acceptable to the Trustee.

               Option of Holder to Elect Purchase


     If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or 4.13 of the Indenture, check the box below:

                Section 4.12             Section 4.13

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.12 or Section 4.13 of the Indenture, state the amount you elect to have purchased (in denominations of $1,000 only, except if you have elected to have all of your Notes purchased): $___________


Date:


                         Your Signature:
     (Sign exactly as your name appears on the face of this Note)

                         Tax Identification No.:______________


Signature Guarantee*









*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion
Program  (INSP.);  (iii)  The  Stock Exchange  Medallion  Program
(SEEP); or (iv) in such other guarantee program acceptable to the Trustee.

     SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE


     The following exchanges of a part of this Global Note for an interest in another Global Notes or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                            Principal
             Amount of       Amount of    Amount of this     Signature
             decrease        Increase      Global Note     of authorized
           in Principal    in Principal     following        officer of
Date of s  Amount of this  Amount of this  such decrease   Trustee or Note
Exchange   Global Note      Global Note   (or increase)      Custodian

                                                        EXHIBIT B
                FORM OF CERTIFICATE OF TRANSFER

Bio-Rad Laboratories, Inc.
1000 Alfred Nobel Drive
Hercules, California  94547
Attention:  Chief Financial Officer


Norwest Bank Minnesota, N.A.
333 South Grand Avenue, Suite 740
Los Angeles, California 90071
Attention:  Jeanie Mar

     Re: 11-5/8% Senior Subordinated Notes due 2007

Dear Sirs:

     Reference is hereby made to the Indenture, dated as of February 17, 2000 (the "Indenture"), between Bio-Rad Laboratories, Inc., as issuer (the "Company"), and Norwest Bank, Minnesota, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

     1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     2.              Check if Transferee will take delivery of  a
               beneficial  interest  in the Regulation  S  Global
               Note  or  a Definitive Note pursuant to Regulation
               S.  The Transfer is being effected pursuant to and
               in  accordance with Rule 903 or Rule 904 under the
               Securities  Act  and, accordingly, the  Transferor
               hereby further certifies that (i) the Transfer  is
               not  being  made to a person in the United  States
               and  (x) at the time the
               buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the
               Transferee  was outside the United States  or  (y)
               the transaction was executed in, on or through the
               facilities  of  a  designated offshore  securities
               market  and neither such Transferor nor any Person
               acting  on  its behalf knows that the  transaction
               was prearranged with a buyer in the United States,
               (ii) no directed selling efforts have been made in
               contravention of the requirements of  Rule  903(b)
               or   Rule   904(b)  of  Regulation  S  under   the
               Securities Act, (iii) the transaction is not  part
               of  a  plan  or  scheme to evade the  registration
               requirements of the Securities Act and (iv) if the
               proposed  transfer  is being  made  prior  to  the
               expiration of the Distribution Compliance  Period,
               the transfer is not being made to a U.S. Person or
               for the account or benefit of a U.S. Person (other
               than   an  Initial  Purchaser)  and  the  interest
               transferred  will  be held immediately  thereafter
               through Euroclear or Cedel.  Upon consummation  of
               the proposed transfer in accordance with the terms
               of   the  Indenture,  the  transferred  beneficial
               interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private
               Placement  Legend  printed  on  the  Regulation  S
               Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     3. Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

               (a)             Such  Transfer  is being  effected
                         pursuant to and in accordance with  Rule
                         144 under the Securities Act; or

               (b)             Such Transfer is being effected to
                         the Company or a subsidiary thereof; or

               (c)             Such  Transfer  is being  effected
                         pursuant  to  an effective  registration
                         statement under the Securities  Act  and
                         in   compliance   with  the   prospectus
                         delivery  requirements of the Securities
                         Act; or

               (d)             such Transfer is being effected to
                         an Institutional Accredited Investor and
                         pursuant   to  an  exemption  from   the
                         registration   requirements    of    the
                         Securities  Act  other than  Rule  144A,
                         Rule 144 or Rule 904, and the Transferor
                         hereby further certifies that it has not
                         engaged   in  any  general  solicitation
                         within the meaning of Regulation D under
                         the  Securities  Act  and  the  Transfer
                         complies  with the transfer restrictions
                         applicable to beneficial interests in  a
                         Restricted  Global  Note  or  Restricted
                         Definitive Notes and the requirements of
                         the     exemption     claimed,     which
                         certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the

                         Transferee (a copy of which the Transferor has attached to this certification and provided to the
                         Company,   which   has   confirmed   its
                         acceptability), to the effect that  such
                         Transfer  is  in  compliance  with   the
                         Securities  Act.   Upon consummation  of
                         the proposed transfer in accordance with
                         the   terms   of   the  Indenture,   the
                         Definitive Note will be subject  to  the
                         restrictions  on transfer enumerated  in
                         the Private Placement Legend printed  on
                         the   Definitive  Notes   and   in   the
                         Indenture and the Securities Act.

     4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

          (a)             Check  if Transfer is Pursuant to  Rule
                    144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

          (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

          (c)             Check if Transfer is Pursuant to  Other
                    Exemption.    (i)  The  Transfer   is   being
                    effected  pursuant to and in compliance  with
                    an    exemption    from   the    registration
                    requirements of the Securities Act other than
                    Rule  144,  Rule  903  or  Rule  904  and  in
                    compliance  with  the  transfer  restrictions
                    contained in the Indenture and any applicable
                    blue sky securities laws of any State of  the
                    United  States  and (ii) the restrictions  on
                    transfer contained in the Indenture  and  the
                    Private Placement Legend are not required  in
                    order   to   maintain  compliance  with   the
                    Securities  Act.   Upon consummation  of  the
                    proposed  Transfer  in  accordance  with  the
                    terms   of  the  Indenture,  the  transferred
                    beneficial interest or Definitive  Note  will
                    not   be  subject  to  the  restrictions   on
                    transfer  enumerated in the Private Placement
                    Legend printed
                    on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                   Dated:
[Insert Name of Transferor]



By:
   Name:
   Title:

               ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

     (a)       a beneficial interest in the:

          (i)       144A Global Note (CUSIP  _______), or

          (ii)       Regulation S Global Note (CUSIP           ),
or

     (b)       a Restricted Definitive Note.

2.   After the Transfer the Transferee will hold:

[CHECK ONE]

     (a)       a beneficial interest in the:

          (i)       144A Global Note (CUSIP         ), or

          (ii)      Regulation S Global Note (CUSIP         ), or

          (iii)             Unrestricted   Global   Note   (CUSIP
); or

     (b)       a Restricted Definitive Note; or

     (c)       an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                                        EXHIBIT C
                FORM OF CERTIFICATE OF EXCHANGE

Bio-Rad Laboratories, Inc.
1000 Alfred Nobel Drive
Hercules, California  94547
Attention:  Chief Financial Officer


Norwest Bank Minnesota, N.A.
333 South Grand Avenue, Suite 740
Los Angeles, California 90071
Attention:  Jeanie Mar

          Re:  11-5/8% Senior Subordinated Notes due 2007
Dear Sirs:

     Reference is hereby made to the Indenture, dated as of February 17, 2000 (the "Indenture"), between Bio-Rad Laboratories, Inc., as issuer (the "Company") and party thereto and Norwest Bank Minnesota, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ________________________________,  (the  "Owner")  owns  and proposes  to  exchange the Note[s] or interest  in  such  Note[s]
specified     herein,    in    the    principal     amount     of
$____________________________________   in   such   Note[s]    or
interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

     1.    Exchange of Restricted Definitive Notes or  Beneficial
Interests in a Restricted Global Note for Unrestricted Definitive
Notes or Beneficial Interests in an Unrestricted Global Note.

          (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies
                    (i) the beneficial interest is being acquired for the Owner's own account without transfer,
                    (ii)  such  Exchange  has  been  effected  in
                    compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the
                    Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

          (b)             Check  if  Exchange is from  beneficial
                    interest  in  a  Restricted  Global  Note  to
                    Unrestricted Definitive Note.  In  connection
                    with  the  Exchange of the Owner's beneficial
                    interest in a Restricted Global Note  for  an
                    Unrestricted  Definitive  Note,   the   Owner
                    hereby  certifies (i) the Definitive Note  is
                    being  acquired for the Owner's  own  account
                    without transfer, (ii) such Exchange
                    has been effected in compliance with the transfer restrictions applicable to the Restricted
                    Global   Notes  and  pursuant   to   and   in
                    accordance with the Securities Act, (iii) the
                    restrictions  on  transfer contained  in  the
                    Indenture  and  the Private Placement  Legend
                    are   not   required  in  order  to  maintain
                    compliance with the Securities Act  and  (iv)
                    the  Definitive  Note is  being  acquired  in
                    compliance  with  any  applicable  blue   sky
                    securities  laws of any State of  the  United
                    States.

          (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

          (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act,
                    (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

     2.    Exchange of Restricted Definitive Notes or  Beneficial
Interests  in  Restricted Global Notes for Restricted  Definitive
Notes or Beneficial Interests in Restricted Global Notes

          (a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the
                    Restricted Definitive Note and in the Indenture and the Securities Act.

          (b)             Check  if  Exchange is from  Restricted
                    Definitive Note to beneficial interest  in  a
                    Restricted  Global Note.  In connection  with
                    the   Exchange  of  the

                    Owner's   Restricted Definitive Note for a beneficial
                    interest  in the:   [CHECK  ONE]   144A  Global  Note   or
                    Regulation  S  Global  Note  with  an   equal
                    principal  amount, the Owner hereby certifies
                    (i) the beneficial interest is being acquired
                    for  the Owner's own account without transfer
                    and  (ii) such Exchange has been effected  in
                    compliance  with  the  transfer  restrictions
                    applicable to the Restricted Global Notes and
                    pursuant  to  and  in  accordance  with   the
                    Securities  Act, and in compliance  with  any
                    applicable  blue sky securities laws  of  any
                    State    of   the   United   States.     Upon
                    consummation  of  the  proposed  Exchange  in
                    accordance  with the terms of the  Indenture,
                    the   beneficial  interest  issued  will   be
                    subject   to  the  restrictions  on  transfer
                    enumerated in the Private Placement Legend printed on the relevant Restricted Global
                    Note  and in the Indenture and the Securities
                    Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



[Insert Name of Owner]



By:
  Name:
  Title:


Dated:

                                                        EXHIBIT D
               FORM OF CERTIFICATE FROM ACQUIRING
               INSTITUTIONAL ACCREDITED INVESTOR
Bio-Rad Laboratories, Inc.
1000 Alfred Nobel Drive
Hercules, California  94547
Attention:  Chief Financial Officer


Norwest Bank Minnesota, N.A.
33 South Grand Avenue, Suite 740
Los Angeles, California 90071
Attention:  Jeanie Mar

          Re:       11-5/8% Senior Subordinated Notes due 2007

Dear Sirs:

     Reference is hereby made to the Indenture, dated as of February 17, 2000 (the "Indenture"), between Bio-Rad Laboratories, Inc., as issuer (the "Company") and party thereto and Norwest Bank Minnesota, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $____________ aggregate principal amount of: (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that:

     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

     2.     We  understand that the offer and sale of  the  Notes
have  not been registered under the Securities Act, and that  the
Notes  and any interest therein may not be offered or sold except as  permitted in the following sentence.  We agree,  on  our  own behalf  and on behalf of any accounts for which we are acting  as hereinafter  stated,  that if we should sell  the  Notes  or  any interest  therein, we will do so only (A) to the Company  or  any
Guarantor  or  any  of  their  respective  subsidiaries,  (B)  in
accordance  with  Rule  144A  under  the  Securities  Act  to   a
"qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if the proposed transfer is in respect of an aggregate principal amount of Notes of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule
144 under the Securities Act, (F) in accordance with another exemption from the registration requirements of the Securities
Act (and based upon an opinion of counsel acceptable to the Company) or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note from us in a transaction meeting the requirements of clauses (A) through (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Initial Purchasers.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                   Dated:
[Insert Name of Accredited Investor]


By:
Name:
Title:

                                                        EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSIDIARY  GUA
RANTORS


     Supplemental Indenture (this "Supplemental Indenture"), dated as of ________ __, ____, among
___________________________________,      (the      "Guaranteeing
Subsidiary"), a subsidiary of Bio-Rad Laboratories, Inc. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the Guarantors (as defined in the Indenture referred to herein) party thereto and Norwest Bank Minnesota, N.A., as trustee under the Indenture referred to below (the "Trustee").

                      W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 17, 2000, providing for the issuance of 11_% Senior
Subordinated Notes due 2007 (the "Notes");

     WHEREAS, the Indenture provides that under certain circumstances Subsidiaries of the Company are required to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

     WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental
Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1.    Capitalized  Terms.   Capitalized  terms  used  herein
without definition shall have the meanings assigned to them in the Indenture.

     2. Agreement to Guarantee. The Guaranteeing Subsidiary irrevocably and unconditionally guarantees the Guarantee Obligations, which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and payment of expenses, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by


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acceleration,  call  for redemption, upon  a  Change  of  Control
Offer, upon an Asset Sale Offer or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee in enforcing any rights under this Guarantee.

     The obligations of Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

     No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guarantors (or any such successor entity), as such, shall have any liability for any Obligations of the Guarantors under this Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture.

     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guaranteeing Subsidiary and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

     The Obligations of the Guaranteeing Subsidiary under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

     THE  TERMS  OF  ARTICLE X OF THE INDENTURE ARE  INCORPORATED
HEREIN BY REFERENCE.

     3.   NEW YORK LAW TO GOVERN.

          (a)   THE  INTERNAL LAW OF THE STATE OF NEW YORK  SHALL
     GOVERN  AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE,
     INCLUDING,  WITHOUT LIMITATION, SECTION 5-1401  OF  THE  NEW
     YORK GENERAL OBLIGATIONS LAW.

          (b) EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR

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     ITSELF AND IN RESPECT   OF   ITS   PROPERTY,   GENERALLY   AND
     UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  EACH
     OF THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY NOTEHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE GUARANTORS IN ANY OTHER JURISDICTION.

     4.    Counterparts.   The parties may  sign  any  number  of
copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                              THE COMPANY:

                              BIO-RAD LABORATORIES, INC.



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                              THE GUARANTOR[S]:

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                              By:
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                              TRUSTEE:

                              NORWEST BANK MINNESOTA, N.A.



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